Exhibit 10.83
AMENDED AND RESTATED AMERCO
EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

PREAMBLE AND INTRODUCTION

On March 16, 1973, AMERCO, a Nevada corporation (the "Corporation") established the AMERCO Profit Sharing Retirement Trust (the "Profit Sharing Plan") for certain of its employees.  The Profit Sharing Plan was subsequently amended from time to time.  Effective April 1, 1984, the Corporation established the AMERCO Employee Savings and Protection Plan (the "Savings Plan") to permit employee contributions to be made on a favorable tax basis through utilization of the provisions of Section 401(k) of the Internal Revenue Code (the "Code").  The Savings Plan was subsequently amended from time to time.  Effective January 1, 1988, the Profit Sharing Plan and the Savings Plan were merged into a single plan called the "AMERCO Retirement Savings and Profit Sharing Plan" (the "Employee Savings and Profit Sharing Plan").

Effective as of July 24, 1988, AMERCO established an "employee stock ownership plan" (as defined in Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (the "Act") and Section 4975(e)(7) of the Code) designed to invest primarily in "qualifying employer securities" (as defined in Section 407(d)(5) of the Act and Section 4975(e)(8) of the Code) of the Corporation (the “ESOP”).  At the time, the ESOP was contained in a single document with the Employee Savings and Profit Sharing Plan and became known as the "AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan."  Notwithstanding the fact that the ESOP was contained in a single document, it was in fact a “stand alone” plan.

The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was subsequently amended and restated in its entirety effective January 1, 1989 to comply with the Tax Reform Act of 1986 ("TRA 86") and to make certain other modifications.  The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was then amended on four occasions.

The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was then amended and restated in its entirety to comply with the Small Business Job Protection Act of 1996 ("SBJPA"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA "), the Taxpayer Relief Act of 1997 ("TRA 97")

The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was subsequently amended to comply with GUST and EGTRRA legislative changes and to make certain other modifications.

Effective January 1, 2007, the Employee Savings and Profit Sharing Plan  (hereinafter, the “Plan”) was subsequently amended and restated in its entirety in a separate plan document to incorporate certain amendments, and make certain administrative as well as other miscellaneous changes.

It is the intention of the Corporation that the Plan shall continue to be qualified under the provisions of Section 401 (a) of the Code and that the Trust Fund maintained pursuant to the Plan shall continue to be exempt from taxation pursuant to Section 501(a) of the Code.  The Plan shall be qualified as a profit sharing plan.

ARTICLE ONE

EFFECTIVE DATE

1.1.           EFFECTIVE DATE.

Except as specifically provided with respect to a particular provision of the Plan, the provisions of this amended and restated Plan shall be effective January 1, 2010 or such other date as determined by the Board of Directors of AMERCO.

ARTICLE TWO

DEFINITIONS AND CONSTRUCTION

2.1.           DEFINITIONS.

When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1 or in the Preamble.  The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is use:

(a)           “ACCOUNTING DATE" - The Accounting Date for Profit Sharing Accounts, After-Tax Contribution Accounts, Pre-Tax Contribution Accounts, Rollover Contribution Accounts and the Employer Matching Contribution Accounts shall be the last day of each calendar month. The Accounting Date shall also be any other date so designated by the Advisory Committee.

(b)           “ACCOUNTS” - The Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Contribution Account, Profit Sharing Account and the Rollover Contribution Account of a Participant.

(c)           “ADMINISTRATIVE TRUSTEE” - The trustee or trustees which are charged under the Trust Agreement with certain duties as well the investment of assets of the Trust Fund generally.

(d)           “ADVISORY COMMITTEE” - The Committee appointed by the President of AMERCO pursuant to Section 12.1 to serve as the Advisory Committee.

(e)           “AFFILIATE” - Any member of a "controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; any member of an "affiliated service group" (within the meaning of Section 414(m)(2) of the Code) that includes the Employer as a member of the group; any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; and any other entity required to be aggregated with the Employer pursuant to regulations issued by the United States Treasury Department pursuant to Section 414(o) of the Code.

(f)           “AFTER-TAX CONTRIBUTION ACCOUNT” - The account established pursuant to Section 8.1 to which a Participant's After-Tax Contributions and the earnings thereon are credited.

(g)           “AFTER-TAX CONTRIBUTIONS” - The contributions made by a Participant on an "after-tax" basis prior to March 31, 1987.

(h)           “ANNIVERSARY DATE” - January 1 of each calendar year.

(i)           “ANNUAL ADDITION” - The sum of the following amounts allocable for a Plan Year to a Participant under this Plan or under any defined contribution plan or defined benefit plan maintained by the Employer or any Affiliate:

(1)           The Employer contributions allocable for a Plan Year to the Accounts of the Participant under this Plan or any other defined contribution plan, including any amount allocable from a suspense account maintained pursuant to such plan on account of a prior Plan Year (computed as though no part of the ESOP Contribution is allocable to the Loan Suspense Account); amounts deemed to be Employer contributions pursuant to a cash-or-deferred arrangement qualified under Section 401(k) of the Code (including the Pre-Tax Contributions allocable to a Participant pursuant to this Plan); and amounts allocated to a medical account which must be treated as annual additions pursuant to Section 415(1)(1) or Section 419A(d)(2) of the Code;

(2)           All nondeductible Employee contributions allocable during a Plan Year to the Accounts of the Participant; and

(3)           Forfeitures allocable for a Plan Year to the Accounts of the Participant.

Any rollover contributions or transfers from other qualified plans, restorations of forfeitures, or other items similarly enumerated in Treasury Regulation Section 1.415-6(b)(3) shall not be considered in calculating a Participant's Annual Additions for any Plan Year.

(j)           “AUTHORIZED OR APPROVED LEAVE OF ABSENCE” - A leave of absence from the performance of active service for an Employer that is approved by the Employer in accordance with the Employer's rules regarding leave of absence.  An Authorized Leave of Absence shall include an approved leave of absence for sickness or Disability.  An absence from employment as a result of an Employee's service as a member of the armed forces of the United States shall also be treated as an Authorized Leave of Absence upon the Employee's return to employment with the Employer, provided that the Employee left employment with his Employer directly to enter the armed forces and returns directly to the employment of an Employer within the period during which his employment rights are protected by the Selective Service Act (or any similar law) as now in effect or as hereafter amended.  Absence shall be deemed to be approved by an Employer for any period of an Employee's Disability prior to his separation from employment.

(k)           “AUTOMATIC ENROLLMENT DATE” shall mean the first day of the first payroll period following a participant's completion of one Year of Eligibility Service.

(1)           “BALANCED FUND” - A diversified fund that is designed to invest its holdings in bonds and stocks to achieve a high amount of current income while preserving capital.

(m)           “BENEFICIARY” - The person or persons designated by a Participant to receive benefits under the Plan in the event of the death of the Participant.

(n)           “BENEFIT COMMENCEMENT DATE” - The first day on which all events (including the passing of the day on which benefit payments are scheduled to commence) have occurred which entitle the Participant to receive his first benefit payment from the Plan.

(n-1)       “BENEFITS DEPARTMENT” – The department within the Human Resources Department of U-Haul International, Inc. responsible for the administration and record-keeping associated with this Plan.

(o)           “BOARD” - The Board of Directors of the Corporation.

(p)           “BOND FUND” - A fund that is primarily designed to invest its holdings in corporate and government bonds and mortgages and is designed to achieve a high amount of current income with moderate risk.  This fund was previously known as the "Profit Sharing Fund."

(q)           “BREAK IN CONTINUOUS SERVICE” - A twelve (12) continuous month period, commencing with an Employee's Termination Date, in which the Employee is not credited with at least one (1) Hour of Service.

(q-1)       “CANADIAN AFFILIATE” - Any corporation or company wholly owned by AMERCO which does business in Canada.

(r)           “CLAIMS REVIEW BOARD” – the Committee appointed by the President of AMERCO to review certain decisions of the Advisory Committee pursuant  to Section 12.3 of the Plan

(s)           “COMPENSATION” - Effective for Plan Years beginning on or after January 1, 1993, the term “Compensation” shall mean all of the Participant’s wages within the meaning of Section 3401(a) of the Code and all payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6502 of the Code, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.  For purposes of this paragraph, Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such year.  Notwithstanding the foregoing, Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000) shall be disregarded for all purposes for each Plan Year.  The limitations specified in the preceding sentence shall be adjusted to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable regulations or rulings of the United States Treasury Department under Section 401(a)(17) of the Code.  If an Employee receives any payments from an Affiliate which would be treated as Compensation if paid by the Employer, such amounts shall be included in calculating the Employee's Compensation for purposes of Section 415 of the Code and the corresponding provisions of this Plan.  Any amounts paid to an Employee by an Affiliate shall be disregarded for all other purposes under this Plan unless the Affiliate making the payment has elected to provide benefits to its employees pursuant to this Plan.  Effective for Plan Years beginning on or after January 1, 1998, the term "Compensation shall also include, for all purposes, except for the purpose of making allocations under Top Heavy Plans pursuant to Section 8.2, amounts (such as Pre-Tax Contributions to this Plan) which are not currently includable in the Participant's gross taxable income by reason of the application of Sections 125, 402(a)(8) or 4020i)(1)(B) of the Code, if such amounts are attributable to the performance of services for the Employer or any Affiliate.  The annual compensation of each participant taken into account in determining allocations for any Plan Years beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

(s-1)       “CONTINUOUS SERVICE” - The aggregated service of the Employee measured in years and completed calendar months, based on the Employee's period of elapsed time of employment determined in accordance with Section 3.3 and the applicable regulations of the United States Treasury Department.

(s-2)       “CORPORATION” OR “COMPANY” – AMERCO, a Nevada Corporation.

(t)           “DISABILITY” - A continuous period of absence resulting from accidental bodily injury, sickness, mental illness or substance abuse that, in the judgment of the Advisory Committee, supported by the written opinion of a licensed physician (who may be designated by the Advisory Committee), prevents a Participant from performing the essential duties of his own occupation or a reasonable alternative made available by the Company. If a Participant is also a participant in the Amerco Disability Plan, a determination of disability thereunder shall be binding upon, and be deemed a determination of Disability for all purposes hereunder.

(u)           “DIVERSIFIED EQUITY FUND” or “LARGE-CAP FUND” - A fund designed to invest its holdings in a broadly diversified group of common stocks to seek both dividend income and capital appreciation over the long term.

(v)           “EARNINGS” - The term "Earnings" shall mean all of the Participant's wages within the meaning of Section 3401(a) of the Code and all payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6502 of the Code, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. "Earnings" shall also include the amount of Pre-Tax Contributions that would have been paid to the Participant as current Earnings reportable on Internal Revenue Service Form W-2 but for the Participant's election to direct Pre-Tax Contributions.  Only Earnings paid during periods of actual Plan participation shall be includable as Earnings hereunder.  Notwithstanding the foregoing, Earnings in excess of One Hundred Fifty Thousand Dollars ($150,000), $200,000 after December 31, 2001, shall be disregarded for all purposes.   The limitations specified in the preceding sentence shall be adjusted to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable regulations or rulings of the United States Treasury Department under Section 401(a)(17)(B) of the Code.

(w)           “EFFECTIVE DATE” - As provided in Section 1.1.

(x)           “EMPLOYEE” - Each person who is classified by the Employer as a common law employee (or who would be considered a common law employee if such person were not on an Authorized Leave of Absence).  Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an. individual will be considered an Employee under the Plan only if such individual has been so classified by the Employer for purposes of this Plan and is not a private contractor.  If the Employer modifies its classification or treatment of an individual, the modification shall be applied prospectively only unless the Employer indicates otherwise, in which case the modification will be effective as of the date specified by the Employer.  If an individual is characterized as a common law employee of the Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan.

(y)           “EMPLOYEE SELECTED INVESTMENT FUNDS” - The investment funds, if any, established pursuant to Section 6.1.

(z)           “EMPLOYER” - The Corporation and any Affiliate of the Company (unless the Board has determined that the Employees of said Company should not participate  in the Plan) which is designated by the Board as an Employer under the Plan and whose designation as such has become effective and has continued in effect.  The designation shall become effective only when it has been accepted by the board of directors of the designated Employer.  Any Employer may revoke its acceptance of such designation at any time, but until such acceptance is revoked all the provisions of the Plan and the Trust Agreement and any amendments thereto shall apply to the Employees of the Employer.  In the event that the designation of an Employer as such is revoked by the board of directors of the Employer, the Plan shall be deemed terminated only as to such Employer.

(aa)           “EMPLOYER MATCHING CONTRIBUTION ACCOUNT”- The account established pursuant to Section 8.1 to which Employer Matching Contributions are credited.

(bb)    “EMPLOYER MATCHING CONTRIBUTIONS” - The contributions of the Employers as described in Section 5.4 of the Plan.

(cc)           INTENTIONALLY DELETED

(dd)           “FUNDS” - The various investment alternatives under the Plan, including, but not limited to, the Balanced Fund, the Income Fund, the Bond Fund, the Diversified Equity Fund (Large-Cap Fund), the Small-Cap Fund, the Mid-Cap Fund, the World Fund and the Target Funds.”

(ee)           “HIGHLY COMPENSATED EMPLOYEE” - Each individual who is treated as a "Highly Compensated Employee" pursuant to Section 2.3 of this Plan.

(ff)           “HOUR OF SERVICE” -

(1)           An hour for which an Employee is directly or indirectly compensated, or is entitled to Compensation, by an Employer or an Affiliate for the performance of duties.  Such Hours of Service shall be credited in the respective eligibility and vesting service computation periods in which the duties were performed.

(2)           An hour for which an Employee is directly or indirectly compensated, or is entitled to Compensation, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence.  No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours of Service under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

(3)           An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by an Employer or an Affiliate.  The same Hours of Service shall not be credited both under paragraphs (1) or (2) above, as, the case may be, and under this paragraph (3).  Hours of Service attributable to back pay credits will be credited to the respective computation period or periods to which the back pay pertains, rather than to the period in which the award, agreement or payment is made.

(4)           In lieu of determining Hours of Service under the foregoing paragraphs, the Benefits Department may credit an Employee with ten (10) Hours of Service for each day for which any service must be credited, or forty-five (45) Hours of Service for each week for which any service must be credited, or one hundred ninety (190) Hours of Service for each month for which any service must be credited.  Such crediting of hours shall be performed on a nondiscriminatory basis.

(5)           Employees also shall be credited with any additional Hours of Service required to be credited pursuant to Federal law other than the Act or the Code.

(6)           Solely for purposes of determining whether an Employee has incurred a Break in Service, an Employee shall be credited with Hours of Service in accordance with the provisions of this paragraph (6) for periods of absence (with or without pay) by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for a child of the Employee for a period beginning immediately following the child's birth or placement.  An Employee who is on an Authorized Leave of Absence for any of the foregoing reasons shall receive credit for the Hours of Service which the Employee would normally have been credited with but for such absence.  If the Benefits Department and the Employer are unable to determine the Hours which would have otherwise been credited to the Employee, the Employee shall receive credit for eight (8) Hours of Service for each day of such absence.  The maximum number of Hours of Service credited to an Employee pursuant to this paragraph for any one absence or any series of related absences shall not exceed five hundred one (501).  The hours credited pursuant to this paragraph will be treated as Hours of Service for the service computation period during which the absence begins if the Employee would be prevented from incurring a Break in Service during such twelve (12) consecutive month period solely because of the Hours of Service credited pursuant to this paragraph.  In all other cases, the Hours of Service shall be credited to the Employee for the service computation period which begins immediately following the day on which the absence commences.  This paragraph (6) shall not be construed as entitling any Employee to an Authorized Leave of Absence for any of the reasons enumerated above.  An Employee's entitlement to an Authorized Leave of Absence will be determined in accordance with the standard policies of the Employer.  No credit will be given pursuant to this paragraph (6) unless the Employee furnishes to the Benefits Department such timely information as the Benefits Department may reasonably require to establish the number of days for which there was such an absence and that the absence was for one of the reasons enumerated above.

(gg)           “INACTIVE PARTICIPANT” - A Participant for who Accounts are maintained under the Plan, but who is not eligible to make Pre-Tax Contributions or to receive allocations of Employer Matching Contributions or Profit Sharing Contributions.  An Inactive Participant shall continue to share in the earnings or losses on Trust investments.

(hh)           “INCOME FUND” - A fund invested in high quality short and intermediate term bonds, insurance contracts, and money market securities, with the objective of earning interest income without exposing the fund to significant fluctuations in value.

(ii)           “KEY EMPLOYEE” – As defined in Section 2.2.

(ii-1)         “MID-CAP FUND” -  A fund that is primarily designed to invest its holdings in the stocks of midsize companies - those with market capitalization of $1-10 billion - and which seeks to provide long-term growth of capital.

(jj)           “NON-CONTRIBUTING PARTICIPANT” - A Participant who is not eligible to direct his Employer to make Pre-Tax Contributions, has not elected to direct (or as of the Automatic Enrollment Date has elected not to direct) his Employer to make Pre-Tax Contributions, or has stopped directing or making Pre-Tax Contributions.  This Plan refers to Non-Contributing Participants to distinguish between an Employee who does not elect to direct (or as of the Automatic Enrollment Date elects not to direct) Pre-Tax Contributions under this Plan, but who nonetheless is eligible to receive an allocation of Profit Sharing Contributions under the Plan, and an Employee who directs Pre-Tax Contributions under this Plan. An Employee who is eligible to participate in the Plan, but who does not elect to direct (or as of the Automatic Enrollment Date elects not to direct) Pre-Tax Contributions, shall automatically be a Non-Contributing Participant for the period during which he does not elect to direct (or as of the Automatic Enrollment Date elects not to direct) Pre-Tax Contributions.

(kk)           “NORMAL RETIREMENT AGE” or “NORMAL RETIREMENT DATE” -

(1)           Normal Retirement Age - The date on which a Participant attains the age of sixty-five (65) years.

(2)           Normal Retirement Date - The last day of the month in which the Participant attains his Normal Retirement Age.

(ll)           “PARTICIPANT” - An Employee who has satisfied the eligibility requirements specified in Section 3.1, who has elected to participate pursuant to Section 3.2 and whose participation in the Plan has not been terminated.  An Employee who is otherwise eligible to participate who does not elect to make any Pre-Tax Contributions (who is occasionally referred to as a “Non-Contributing Participant”) will be treated as a Participant for purposes of the application of the actual deferral percentage tests of Section 4.3, for purposes of the actual contribution percentage tests of Section 5.4 and for purposes of the allocation of Profit Sharing Contributions.  If so indicated by the context, the term Participant shall also include former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled pursuant to the terms and provisions of this Plan.  Whether former Participants are allowed to exercise an option or election extended to "Participants" will be determined by the Benefits Department in the exercise of its discretion, but in making such determinations the Benefits Department shall act in a uniform, nondiscriminatory manner.  In order to distinguish between individuals who are actively participating in all phases of the Plan and former active Participants and individuals who are not making Pre-Tax Contributions, the Plan occasionally refers to Inactive Participants or Non-Contributing Participants.  Whether the term Participant includes Inactive Participants and/or Non-Contributing Participants will be determined by the Benefits Department based on the context in which the term is used.

(mm)           “PLAN ENTRY DATE” - For other than eligibility to make Pre-Tax Contributions, the last day of each calendar quarter – March 31, June 30, September 30 and December 31.

(nn)           “PLAN YEAR” - A twelve (12) month period commencing on each January 1 and ending on each following December 31.

(oo)           “PRE-TAX CONTRIBUTION ACCOUNT” - The separate bookkeeping account established pursuant to Section 8.1 to record and credit the Pre-Tax Contributions directed by a Participant and the net gains and losses thereon.

(pp)           “PRE-TAX CONTRIBUTIONS” - The contributions directed by a Participant pursuant to Section 4.1 of the Plan.

(qq)           “PRE-TAX CONTRIBUTION ENTRY DATE”- The first day of the first payroll period following a Participant's completion of three months of Continuous Service.

(rr)           “PROFIT SHARING ACCOUNT” - The account established pursuant to Section 8.1 to which Profit Sharing Contributions are credited.

(ss)           “PROFIT SHARING CONTRIBUTION” - The regular, special, or per capita Profit Sharing Contributions made by the Employers pursuant to Section 5.1(a), (b) or (c).

(tt)           “QUALIFIED DOMESTIC RELATIONS ORDER” - A domestic relations order meeting the requirements specified in Section 14.2.

(uu)           “REQUIRED BEGINNING DATE”

(1)           5 Percent Owners - For a Participant who is a "5-Percent Owner" as defined in Code Section 416(i)(1)(B)(i), Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70½, regardless of whether the Participant has terminated employment with the Employer.

(2)           Non 5-Percent Owners - For a Participant who is not a "5-Percent Owner" as defined in Code Section 416(i)(1)(B)(i), Required Beginning Date shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant terminates employment with the Employer.  Notwithstanding the above, for any Participant who attains age 70½ prior to the Plan Year beginning January 1, 1999, Required Beginning Date shall mean, at the Participant's election, April 1 of the calendar year following (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant terminates employment with the Employer.

(vv)           “ROLLOVER CONTRIBUTION” - The amounts transferred to the Trust Fund by Employees in accordance with Section 4.7.

(ww)         “ROLLOVER CONTRIBUTION ACCOUNT” - A separate account established pursuant to Section 8.1 to which are credited the Rollover Contributions of an Employee.

(ww-1)       “SMALL-CAP FUND” - A fund that is primarily designed to invest its holdings in stocks with a relatively small market capitalization, generally between $300 million and $1 billion.

(xx)           “SUPER TOP HEAVY PLAN” - A Super Top Heavy Plan, as defined in Section 2.2.

(xx-1)         “TARGET FUND(S)” -  Funds featuring an asset mix determined by the level of risk and return that is appropriate for an individual investor's age, level of risk aversion, the investment's purpose and the length of time until the principal will be withdrawn.

(yy)           “TERMINATION DATE” - The earliest of (1) the date on which an Employee quits, retires, is discharged or dies, or (2) the second anniversary of the first day of the period during which the Employee was absent from service with the Employer by reason of a maternity or paternity leave (within the meaning of Section 3.3), or (3) the first anniversary of the first day of the period during which the Employee was absent from service with the Employer for any reason other than a maternity or paternity leave or a separation from service due to quit, discharge, retirement or death.

(zz)           “TOP HEAVY PLAN” - A "Top Heavy Plan," as defined in Section 2.2.

(aaa)          “TRUST AGREEMENT” - The instrument or instruments executed in connection with the Plan by the Corporation and the Trustees to provide for the investment and administration of all of the Trust Fund.  The Trust Agreement shall constitute a part of the Plan.

(bbb)          “TRUST FUND” - The fund established by the Corporation to provide for the holding, investment, administration and distribution of all amounts contributed under the Plan, and the net gains and losses thereon.  The Trust Fund will be held, administered and distributed for the exclusive benefit of Participants and their Beneficiaries.  The Trust Fund shall be administered and invested by the Administrative Trustee pursuant to the Trust Agreement.

(ccc)           “TRUSTEE” or “TRUSTEES” - The Administrative Trustee acting as such under the Trust Agreement.

(ccc-1)         “WORLD FUND” - A fund that is primarily designed to invest its holdings in companies located outside the United States.

(ddd)           “YEAR OF ELIGIBILITY SERVICE” - A twelve (12) month period (the "Computation Period") in which an Employee is credited with at least one thousand (1,000) Hours of Service, regardless of whether the Employee is employed on the last day of said period.  The initial Computation Period shall commence with the first Hour of Service of the Employee. Following this initial Computation Period, a Year of Eligibility Service shall be determined on the Computation Period commencing on the first day of the Plan Year which includes the first anniversary of the date on which the Employee first performed an Hour of Service.  Thereafter, the Benefits Department shall measure any subsequent Computation Period necessary for a determination of a Year of Eligibility Service by reference to succeeding Plan Years.  If an individual terminates employment with the Employers prior to completing one thousand (1,000) Hours of Service in any of such Computation Periods and returns to an Employer or any Affiliate after the close of the Computation Period during which his employment was terminated, in the future the relevant Computation Periods shall commence on the date the individual first performs an Hour of Service for an Employer or any Affiliate following his reemployment and the anniversaries thereof.  Once a Participant enters the Plan pursuant to Section 3.1, the Participant need not complete any particular number of Hours of Service in order to make Pre-Tax Contributions pursuant to Section 4.1.  The Participant may, however, be required to complete one thousand (1,000) Hours of Service during the Plan Year in order to receive an allocation of Employer contributions pursuant to Section 8.2(e).  All years of service with any of the Employer’s Canadian Affiliate(s) shall be taken into account.  Effective November 1, 1997, for purposes of determining an Employee's Years of Eligibility Service under this Plan, service with North American Insurance Company and Safemate Life Insurance Company shall be taken into account.

2.2.           TOP HEAVY PLAN PROVISIONS.

The provisions of this Section 2.2 shall be observed in determining the Plan's status as a Top Heavy Plan or a Super Top Heavy Plan:

(a)           GENERAL RULES.  The Plan will be a Top Heavy Plan for a Plan Year if, on the last day of the prior Plan Year (hereinafter referred to as the "determination date "), more than sixty percent (60%) of the cumulative balances credited to all accounts of all Participants are credited to or allocable to the accounts of Key Employees.  The Plan will be a Super Top Heavy Plan if, on the determination date, more than ninety percent (90%) of the cumulative balances credited to the accounts of all Participants are credited or allocable to the accounts of Key Employees.  For purposes of making these determinations, the following rules will apply:

(1)           The balance credited to or allocable to a Participant's accounts for purposes of this Section 2.2 shall include contributions made on or before the applicable determination date, together with withdrawals and distributions made during the five (5) year period ending on the determination date.

(2)           The accounts of any Participant who was formerly (but no longer is) a Key Employee shall be disregarded.  In addition, the accounts of any Participant who has not performed any services for the Employer or an Affiliate during the five (5) year period ending on the determination date shall be disregarded.

(3)           Rollover contributions that are both initiated by the Employee and are not derived from a plan maintained by the Employer or any Affiliate shall be disregarded unless otherwise provided in lawful regulations issued by the United States Treasury Department.  Other amounts rolled over to or from this Plan to or from another qualified plan will be considered in calculating the

Plan's status as a Top Heavy Plan or Super Top Heavy Plan if and to the extent required by said regulations.

(b)           AGGREGATION OF PLANS.  Notwithstanding anything in this Section 2.2 to the contrary, in the event that the Plan shall be determined by the Benefits Department (in its sole and absolute discretion, but pursuant to the provisions of Section 416 of the Code) to be a constituent in an "aggregation group", this Plan shall be considered a Top Heavy Plan or a Super Top Heavy Plan only if the "aggregation group" is a "top heavy group" or a "super top heavy group".  For purposes of this Section 2.2, an "aggregation group" shall include the following:

(1)           Each plan intended to qualify under Section 401(a) of the Code sponsored by the Employer or an Affiliate in which one (1) or more Key Employees participate;

(2)           Each other plan of the Employer or an Affiliate that is considered in conjunction with a plan referred to in clause (1) in determining whether or not the nondiscrimination and coverage requirements of Section 401(a)(4) or Section 410 of the Code are met; and

(3)           If the Benefits Department, in the exercise of its discretion, so chooses, any other such plan of the Employer or an Affiliate which, if considered as a unit with the plans referred to in clauses (1) and (2), satisfies the requirements of Code Section 401(a) and Code Section 410.

A "top heavy group" for purposes of this Section 2.2 is an "aggregation group" in which the sum of the present value of the cumulative accrued benefits for Key Employees under all "defined benefit plans" (as defined in Section 414(j) of the Code) included in such group plus the aggregate of the account balances of Key Employees on the last Accounting Date in the twelve (12) month period ending on the respective determination date under all "defined contribution plans" (as defined in Section 414(i) of the Code) included in such group exceeds sixty percent (60%) of the total of such similar sum determined for all employees and beneficiaries covered by all such plans (where such present values and account balances are those present values applicable to those determination dates of each plan which fall in the same calendar year).  A "super top heavy" group is an "aggregation group" for which the sum so determined for Key Employees exceeds ninety percent (90%) of the sum so determined for all employees and beneficiaries.  The Benefits Department will calculate the present value of the cumulative annual benefits under a defined benefit plan in accordance with the rules set forth in the defined benefit plan.  All determinations will be made in accordance with applicable regulations under Section 416 of the Code.

(c)           This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

(i)           Determination of Top-heavy Status.

(A)           Key Employee.  In determining whether the Plan is Top-Heavy for Plan Years beginning after December 31, 2001, Key Employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date (as defined in Section 7.6) is an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under § 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having an annual compensation of more than $150,000.

In determining whether the Plan is top-heavy for plan years beginning before January 1, 2002, Key Employee means any employee or former employee (including any deceased employee) who at any time during the 5-year period ending on the determination date, is an officer of the employer having an annual compensation that exceeds 50 percent of the dollar limitation under § 415(b)(1)(A), an owner (or considered an owner under § 318) of one of the ten largest interests in the employer if such individual's compensation exceeds 100 percent of the dollar limitation under § 415(c)(1)(A), a 5-percent owner of the employer, or a 1-percent owner of the employer who has an annual Compensation of more than $150,000.

The determination of who is a key employee will be made in accordance with § 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(B)           Determination of Present Values and Amounts.  This Section 2.2(c) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(1)           Distributions During Year Ending on the Determination Date.  The present value of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

(2)  Employees Not Performing Services Having Year Ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(C)           Minimum Benefits.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

2.3.           HIGHLY COMPENSATED EMPLOYEE

(a)           GENERAL.  The term "Highly Compensated Employee" shall include all "highly compensated active employees" and all "highly compensated former employees."

(b)           HIGHLY COMPENSATED ACTIVE EMPLOYEES.  A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the current Plan Year (the “determination year”) and who:

(1) during the determination year, or during the preceding Plan Year, is or was a 5% owner as described in Section 416 (i)(l) of the Code and the applicable regulations thereunder; or

(2) for the preceding year received compensation from the Employer in excess of $80,000.  The $80,000 amount is adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar year ending September 30, 1996.

(c)           HIGHLY COMPENSATED FORMER EMPLOYEES.  The term Highly Compensated Former Employee shall mean any individual formerly employed by the Employer who satisfied the definition of "highly compensated active employee" set forth above, (i) at the time he separated from employment or (ii) at any time after he attained fifty-five (55) years of age.  No highly compensated former employee shall be considered a member of the top-paid group (as defined above), if, at any time prior to the termination of employment and prior to attaining fifty-five (55) years of age, a highly compensated active employee receives Compensation which is less than fifty percent (50%) of the Employee's annual average compensation for the three (3) consecutive years preceding the determination year during which the Employee received the greatest amount of compensation from the Employer, then such Employee shall not be deemed to be a highly compensated former employee upon his actual separation from employment with the Employer if, after the "deemed separation year," as defined in Section 1.414(q)-lT Q & A-5(a)(3) of the regulations, and before the Employee's actual year of separation such Employee's services for and Compensation from the Employer, under all the facts and circumstances increase significantly so as to result in a deemed a resumption of employment.

(d)           COST-OF-LIVING ADJUSTMENTS.  The dollar limitations of sub-paragraphs (b)(2) above shall be adjusted at the same time and in a similar manner pursuant to the applicable rulings or regulations of the United States Treasury Department under Code Section 415(d).

2.4.           CONSTRUCTION.

The masculine gender, where appearing in the Plan, shall include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.  The term "delivered to the Advisory Committee," as used in the Plan, shall include delivery to a person or persons designated by the Advisory Committee for the disbursement and receipt of administrative forms.  The term “delivered to the Benefits Department”, as used in the Plan shall include delivery to a person or persons designated by the Benefits Department for the disbursement and receipt of administrative forms.  Delivery shall be deemed to have occurred only when the form or other communication is actually received, and, with respect to the receipt of forms effective as of a payroll period, delivery effective for the payroll period must be made within the time indicated by the Advisory Committee or the Benefits Department, as the case may be, for receipt of such form or other communication to be effective as of the next-occurring payroll period.  Any such rule with respect to delivery shall be uniformly applicable to all Employees and Participants.  Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.  If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.  All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other Federal law. It is the intention of the Corporation that the Plan as adopted by the Employers shall constitute a qualified plan under the provisions of Section 401(a) of the Code, and that the Trust Fund maintained pursuant to the Trust Agreement shall be exempt from taxation pursuant to Section 501(a) of the Code.  This Plan shall be construed in a manner consistent with the Corporation's intention.

ARTICLE THREE

ELIGIBILITY AND PARTICIPATION

3.1.           ELIGIBILITY.

(a)           CURRENT PARTICIPANTS.  Each Employee who was a Participant in the Plan on the day immediately preceding the Effective Date shall be a Participant in the Plan on the Effective Date.

(b)           NEW PARTICIPANTS.  Each other Employee shall become eligible to participate in the Plan as of the dates specified below:

(1)           PRE-TAX CONTRIBUTIONS - A Participant shall be eligible to commence making Pre-Tax Contributions as of his Pre-Tax Contribution Entry Date.

(2)           PROFIT SHARING CONTRIBUTIONS - A Participant will become eligible to participate in the allocation of Profit Sharing Contributions as of the Plan Entry Date coinciding with or following the Participant's completion of one (1) Year of Eligibility Service.

(c)           COLLECTIVE BARGAINING UNIT EMPLOYEES AND LEASED EMPLOYEES Employees who are covered by a collective bargaining agreement with a union with which an Employer or Affiliate has bargained in good faith over retirement benefits shall not be eligible to participate in this Plan unless their collective bargaining agreement specifically provides for their participation in this Plan.  Employees who are "leased employees" for purposes of Section 414(n) of the Code shall not be eligible to participate hereunder.

3.2.           PARTICIPATION.

(a)           GENERAL.                      There shall be two (2) levels of contribution participation in the Plan. An Employee who has satisfied the eligibility requirements specified in Section 3.1 but who does not elect to participate (or as of the Automatic Enrollment Date elects not to participate) in all contribution features of the Plan shall be a Non-Contributing Participant.  Participation in the contribution features of this Plan, other than the allocation of discretionary Profit Sharing Contributions, shall be entirely voluntary.

(b)           PRE-TAX CONTRIBUTIONS BEFORE THE AUTOMATIC ENROLLMENT DATE.  Each Employee who, before the Automatic Enrollment Date, is eligible pursuant to Section 3.1 to make Pre-Tax Contributions may direct such contributions by signing an enrollment form provided by the Benefits Department and delivering the form to the Benefits Department.  The enrollment form shall authorize Earnings reductions in an amount equal to the amount of Pre-Tax Contributions directed by the Participant.  The Employee shall designate on the form the amount of his Pre-Tax Contributions and shall authorize the reduction of his Earnings in an amount equal to his directed Pre-Tax Contributions.  On the form, the Employee also shall designate the Fund or Funds to which amounts credited to his Pre-Tax Contribution Account shall be allocated, to the extent permitted under this Plan.

(c)           PRE-TAX CONTRIBUTIONS ON AND AFTER THE AUTOMATIC ENROLLMENT DATE.  Each Employee who, on or after the Automatic Enrollment Date, is eligible pursuant to Section 3.1 to make Pre-Tax Contributions will automatically make Pre-Tax Contributions to the Plan in an amount equal to two percent (2%) of his Earnings, (three percent (3%) effective for Automatic Enrollment Dates occurring on or after July 1, 2007) without the necessity of signing or delivering to the Benefits Department an enrollment form.  If the Employee does not want to make Pre-Tax Contributions, he may elect not to make Pre-Tax Contributions by signing a form provided by the Benefits Department and delivering the form to the Benefits Department.  If an eligible Employee becomes a Participant due to automatic enrollment, his failure to elect not to make Pre-Tax Contributions will be deemed to authorize the reduction of his Earnings in an amount equal to two percent (2%) (three percent (3%) effective for Automatic Enrollment Dates occurring on or after July 1, 2007).  Subject to the limitations in Section 4.1(c), an Employee who is eligible pursuant to Section 3.1 to make Pre-Tax Contributions may elect to make Pre-Tax Contributions in an amount other than two percent (2%) of his Earnings (three percent (3%) effective for Automatic Enrollment Date occurring on or after July 1, 2007), by signing an enrollment form provided by the Benefits Department and delivering the form to the Benefits Department.  The enrollment form shall authorize Earnings reductions in an amount equal to the amount of Pre-Tax Contributions directed by the Participant.  The Employee shall designate on the form the amount of his Pre-Tax Contributions and shall authorize the reduction of his Earnings in an amount equal to his directed Pre-Tax Contributions.  On the form, the Employee also shall designate the Fund or Funds to which amounts credited to his Pre-Tax Contribution Account shall be allocated, to the extent permitted under this Plan.  If an eligible Employee becomes a Participant due to this Section 3.2(c), his Pre-tax Contributions made after the Automatic Enrollment Date shall be allocated as set forth below unless and until he designates the extent to which such amounts should instead be allocated to the Funds.

BALANCED FUND -	50%
DIVERSIFIED EQUITY (LARGE-CAP) FUND -	30%
BOND FUND -	10%
INCOME FUND -	10%

Effective July 1, 2007, the Automatic Enrollment Pre-Tax Contribution deferral rate shall automatically increase by one percent (1%) on each anniversary of an Employee’s Automatic Enrollment Date, up to a maximum Pre-Tax Contribution deferral rate of eight percent (8%).  If the Employee does not want his Pre-Tax Contribution deferral rate to automatically increase as provided herein, he may elect not to authorize same by signing a form provided by the Benefits Department and delivering the form to the Benefits Department.  If an eligible Employee becomes a Participant due to automatic enrollment, his failure to opt out of the automatic annual one percent (1%) increase will be deemed to authorize the reduction of his Earnings in accordance with same.”

(d)           TRANSITION TO THE AUTOMATIC ENROLLMENT SYSTEM.  As of the Automatic Enrollment Date, the enrollment forms of all Participants who are, as of such date, making Pre-Tax Contributions to the Plan, will be honored and the amount of such contributions shall not be affected.  However, each eligible Employee who as of the Automatic Enrollment Date is not making Pre-Tax Contributions to the Plan will automatically begin making Pre-Tax Contributions in accordance with Section 3.2(c) as of such date unless the eligible Employee elects not to make Pre-Tax Contributions in accordance with the provisions of Section 3.2(c).

(e)           DELIVERY OF FORMS.  All forms to be delivered to the Benefits Department pursuant to this Section 3.2 must be received by the Benefits Department at least ten (10) days prior to the earliest date on which the directions under such forms could take effect or within such shorter period as may be specified by the Benefits Department in rules of uniform application.  Before the Automatic Enrollment Date, completion of a valid enrollment form shall be a mandatory requirement for participation in the Plan other than as a Non-Contributing Participant.

3.3.           CREDITING OF SERVICE.

(a)           GENERAL RULE.  All periods of Continuous Service shall be taken into account under this Plan.  An Employee's Continuous Service shall be determined by aggregating the calendar days of service included in each "period of service" performed by the Employee, and expressing the total in completed years and months, disregarding any fractional months.  If two (2) or more "periods of service" are aggregated, a complete year shall consist of three hundred sixty-five (365) days and a complete month shall consist of thirty (30) days.  A "period of service" commences on the day on which the Employee performs his first Hour of Service for the Employer or an Affiliate or, when an Employee incurs a Break in Continuous Service, on the day on which the Employee performs his first Hour of Service following the Break in Continuous Service.  The "period of service" ends on the Employee's Termination Date, unless the Employee again resumes employment with the Employer or an Affiliate prior to the occurrence of a Break in Continuous Service, in which case the "period of service" will continue and the Employee also will receive credit for the period of time between the Termination Date and the date of reemployment.

(b)           SPECIAL RULES FOR MATERNITY AND PATERNITY LEAVES.  The Continuous Service of an Employee who is absent from work by reason of a maternity or paternity leave shall not include the period of time following the first anniversary of the first day of such leave even though the Employee's Termination Date shall not be deemed to occur until the second anniversary of such leave.  For purposes of this Plan, a "maternity or paternity leave" is an Authorized Leave of Absence granted for any of the following reasons:  the pregnancy of the Employee; the birth of a child of the Employee; the placement of a Child with the Employee in connection with the adoption of such child by the Employee; or the caring for a child of the Employee for a period beginning immediately following the child's birth or placement with the Employee.  This paragraph shall not be construed as entitling any Employee to an Authorized Leave of Absence for any of the reasons noted above.  An Employee's entitlement to an Authorized Leave of Absence will be determined in accordance with the Employer's standard policies.

(c)           SPECIAL RULE FOR OTHER ABSENCES.  If an Employee's employment has been terminated on account of resignation, discharge or retirement and the Employee is rehired, the period between the Employee's Termination Date and his date of rehire shall be taken into account and treated as a period of Continuous Service if the Employee is rehired within twelve (12) months of his Termination Date.  If the Employee is absent from employment for reasons other than resignation, discharge or retirement and, during such absence, the Employee resigns, is discharged or retires, if the Employee, is thereafter rehired, the period between the Employee's date of resignation, discharge or retirement and his date of rehire shall be taken into account and treated as a period of Continuous Service if the Employee is rehired by the Employer prior to the first anniversary of the date on which the Employee's initial period of absence from employment commenced.

3.4.           EFFECT OF REHIRING.

In the event that an Employee separates from employment with the Employer and is later rehired, as a general rule he shall remain credited with all of his Years of Eligibility Service and all periods of Continuous Service credited to him during his prior period of employment.  If such an Employee was a Participant or had satisfied the eligibility requirements of Section 3.1 during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, the Employee shall commence participation in the Plan upon the later of his date of rehire or the date on which he would have commenced participation if his employment had not terminated.

3.5.           AFFILIATED EMPLOYERS.

For the purpose of computing an Employee's Years of Eligibility Service and period of Continuous Service, employees of Affiliates of the Employer shall be given credit for their Hours of Service and periods of Continuous Service with such Affiliates in the event that they become Employees of an Employer as though during such periods they were Employees of an Employer. Persons employed by a business organization that is acquired by the Employer or by an Affiliate of the Employer shall be credited with service for their Hours of Service and periods of Continuous Service with such predecessor employer hereunder in the event that they become Employees of an Employer only to the extent required under lawful regulations of the United States Treasury Department under Section 414(a)(2) of the Code or to the extent determined by the Board of the acquiring company on a uniform basis with respect to employees of each "predecessor company," which term for this purpose means and includes any organization which is acquired by an Employer or any Affiliate.

3.6.           TRANSFERS TO AND FROM AN ELIGIBLE CLASS OF EMPLOYEES.

(a)           TRANSFERS OUT OF PLAN.  A Participant will automatically become ineligible to participate in the Plan as of the effective date of a change in his employment classification if as a result of the change he is no longer eligible to participate in the Plan.  All sums credited to the Inactive Participant's accounts will continue to be held pursuant to the terms of this Plan and will be distributed to the Inactive Participant only upon his subsequent termination of employment or the occurrence of some event permitting a distribution pursuant to the provisions of this Plan.

(b)           TRANSFERS TO PLAN.  If an Employee of the Employer is not eligible to, participate in the Plan due to his employment classification, he shall participate immediately upon becoming a member of an eligible class of Employees if he has satisfied the other requirements set forth in Section 3.1 and would have become a Participant previously had he been in an eligible class.

(c)           SERVICE CREDIT.  In any event, an Employee's service in an ineligible employment classification shall be considered in calculating the Employee's Years of Eligibility Service and years of Continuous Service.

(d)           TRANSFERS TO AFFILIATES.  If a Participant ceases to participate in the Plan solely as a result of his transfer to an Affiliate that has not adopted this Plan, amounts credited to his accounts as of the date of his transfer shall not be forfeited or distributed.  Rather, such amounts shall be payable in accordance with the terms of this Plan upon his subsequent termination of employment with all Affiliates and the Employer or the occurrence of some other event permitting a distribution pursuant to the provisions of this Plan.

3.7.           LEASED EMPLOYEES.

A "leased employee" (within the meaning of Section 414(n)(2) of the Code) shall be treated as an Employee of the Employer for purposes of the pension requirements of Section 414(n)(3) of the Code, unless leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) and the leased employee is covered by a "safe harbor plan" that satisfies the requirements of Section 414(n)(5)(B) of the Code.  In any event, a leased employee who is deemed to be an Employee of the Employer pursuant to the preceding sentence shall be treated as if he is employed in an employment classification that has not been designated for participation in the Plan.

ARTICLE FOUR

EMPLOYEE CONTRIBUTIONS

4.1.           PRE-TAX CONTRIBUTIONS.

(a)           ELECTION.  Subject to Section 3.2, each Participant may direct the Employer to make Pre-Tax Contributions to the Trust Fund on the Participant's behalf during each Plan Year while he is a Participant.  The amount payable to the Participant as his current salary or wages shall then be reduced by an amount equal to the Pre-Tax Contributions directed by the Participant.

(b)           TRANSFER TO TRUSTEE.  Pre-Tax Contributions shall be forwarded to the Trustee by the earlier of (i) the date the Pre-Tax Contributions can reasonably be segregated from the Employer’s assets, or (ii)  the fifteenth (15th) business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

(c)           LIMITATIONS.  The Employer and the Benefits Department shall implement such procedures as may be necessary to assure that the sum of the Pre-Tax Contributions and the Employer Contributions does not exceed the maximum amount that may be deducted by the Employer pursuant to Section 404 of the Code.  The Pre-Tax Contributions shall be in an amount of not less than two percent (2%) and not more than eighteen percent (18%) of a Participant's Earnings.  Effective September 1, 2003, the maximum rate of Pre-Tax Contributions shall be one hundred percent (100%) of a Participant’s Earnings.  Pre-Tax Contributions also shall be subject to such other nondiscriminatory restrictions as the Employer and Benefits Department shall determine and announce to Plan Participants.

4.2.           PRE-TAX CONTRIBUTIONS--DOLLAR LIMITATION.

A Participant's Pre-Tax Contributions for any calendar year may not exceed the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year.  This limitation applies in the aggregate to the Participant's "elective contributions" under all plans.  For this purpose, the term "elective contributions" includes the Participant's Pre-Tax Contributions to this Plan, the Participant's pre-tax contributions to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), any elective employer contributions to a simplified employee pension plan that are not included in the Participant's gross income due to Section 402(h)(1)(B) of the Code and any employer contribution used to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction arrangement (within the meaning of Section 3121(a)(5)(D) of the Code).  In the event that the Participant's elective contributions to all such programs during any calendar year exceed the limitation for that calendar year, the Participant may, by March 1 of the calendar year following the calendar year for which the excess contributions were made, so advise the Benefits Department and request the return of all or a portion of the excess contributions to this Plan.  The excess contributions, along with any income thereon (as determined by the Benefits Department in accordance with rules of uniform and nondiscriminatory application) may then be returned to the Participant by the next following April 15.  The Benefits Department is not under any obligation, however, to honor a request for a return.

Effective January 1, 2002, all employees who are eligible to make elective deferrals under this Plan and who have attained ago 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  Employer discretionary matching contributions will not be made for catch up contributions made pursuant to this Article.

4.3.           LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES.

(a)           ACTUAL DEFERRAL PERCENTAGE LIMITATIONS.  The contributions made by Participants who are Highly Compensated Employees shall be limited to the extent necessary to satisfy one of the following two paragraphs:

(1)           The "actual deferral percentage" for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the "actual deferral percentage" for Participants who are not Highly Compensated Employees for the previous Plan Year multiplied by one and one-quarter (1.25); or

(2)           The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees for the previous Plan Year multiplied by two (2) provided that the actual deferral percentage for Participants who are Highly Compensated Employees does not exceed the actual deferral percentage for Participants who are not Highly Compensated Employees by more than two percentage points (2%).

(b)           SPECIAL DEFINITIONS.  For purposes of this Section alone, the following definitions shall apply:

(1)           "Actual deferral percentage" - The average (expressed as a percentage) of the deferral percentages of the Participants in a group.  The actual deferral percentage for a group shall be determined by adding the deferral percentage of all Participants in the group and dividing that sum by the number of Participants in the group.

(2)           "Deferral percentage" - The ratio (expressed as a percentage) of the Pre-Tax Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan.

(3)           "Compensation" - Compensation shall be defined in accordance with the definition of Compensation in Section 2.1(s) of the Plan.

(c)           SPECIAL RULES.  For purposes of this Section, the following rules shall apply:

(1)           If any Highly Compensated Employee is a participant under two (2) or more cash or deferred arrangements of the Employer, all such cash or deferred arrangement shall be treated as one (1) cash or deferred arrangement for purposes of determining such Highly Compensated Employee's individual deferral percentage.

(2)           At the election of the Employer, but in accordance with such rules as may be prescribed in applicable regulations, any matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) or qualified nonelective contributions (within the meaning of Section 401(m)(4)(C) of the Code) allocated to a Participant under this or any other plan described in Section 401(a) of the Code maintained by the Employer or an Affiliate shall be aggregated with the Participant's Pre-Tax Contributions under this Plan for purposes of determining the Participant's deferral percentage.  If the Employer makes such an election, such matching and qualified nonelective contributions (i) must satisfy the conditions set forth in Treasury Regulation Section 1.401(k)- I (b)(5) and (ii) must be subject to the same distribution requirements as are Pre-Tax Contributions.  Additionally, in accordance with Treasury Regulations Section 1.401(k)-1(g)(13), such matching and qualified nonelective contributions must satisfy the above requirements without regard to whether they are actually treated as Pre-Tax Contributions.

(3)           If this Plan satisfies the requirements of Section 401(a)(4) or Section 410 of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section shall be applied by determining the deferral percentages of Participants as if all such plans were a single plan.

(4)           The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(5)           For purposes of determining the actual deferral percentage under Section 4.3(a), Participants who are directly or indirectly eligible to make an election to make a Pre-Tax Contribution under the Plan for all or a portion of the Plan Year shall be taken into account, including a Participant who cannot make Pre-Tax Contributions because of the limitations of Sections 415(c)(1) or 415(e).

(6)           Pre-Tax Contributions made by a Participant will be taken into account under the actual deferral percentage test for a Plan Year only if the contributions relate to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or are attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year (but for the deferral election).

(7)           For Plan Years beginning on or after January 1, 1999, if the Corporation has elected to apply Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 40l(k)(3)(A)(i), the Corporation may, in determining whether the Plan meets the requirements of Section 4.3(a), exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

(d)           DISTRIBUTION OF EXCESS CONTRIBUTIONS.  No later than the last day of each Plan Year, any "excess Pre-Tax Contributions" and the income allocable thereto will be distributed to Participants who made the excess Pre-Tax Contributions during the preceding Plan Year, except to the extent excess Pre-Tax Contributions are classified as catch-up contributions. For purposes of this paragraph, the term "excess Pre-Tax Contributions" means, with respect to any Plan Year, the aggregate amount of Pre-Tax Contributions paid to the Plan by the Highly Compensated Employees for the Plan Year over the maximum amount of Pre-Tax Contributions permitted pursuant to Section 4.3(a) and Section 401(k)(3)(A)(ii) of the Code. The distribution of excess Pre-Tax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of Pre-Tax Contributions made by each Highly Compensated Employee in accordance with the following procedure:

(1) Step One: The dollar amount of the excess Pre-Tax Contribution for each Highly Compensated Employee shall be calculated in the manner described in Code Section 401(k)(8)(B) and Treasury Regulation Section 1.401(k)-I(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the actual deferral percentage of each Highly Compensated Employee in order of these Employees' actual deferral percentages, the Plan uses these dollar amounts in Step Two;

(2) Step Two: The sum of the dollar amounts calculated pursuant to Step One shall be calculated. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

(3) Step Three: The Pre-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall be distributed; and

(4) Step Four: If the total amount distributed is less than the amount calculated pursuant to Step Two, Step 3 is repeated.

The income allocable to excess Pre-Tax Contributions shall be determined by multiplying the income allocable for the Plan Year to the Participant's Pre-Tax Contributions Account from which the excess contributions are to be distributed by a fraction, the numerator of which is the excess Pre-Tax Contribution on behalf of the Participant for The preceding Plan Year and the denominator of which is the sum of the Participant's Pre-Tax Contributions Account balance on the last business day of the preceding Plan Year plus the Pre-Tax Contributions (other than excess Pre-Tax Contributions) allocated to that account during the Plan Year. If there is a loss, the total excess Pre-Tax Contributions shall nonetheless be distributed to the Participant, but the amount distributed shall not exceed the balance of the Pre-Tax Contributions Account from which the distribution is made. The amount of any excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year in accordance with Section 402(g)(2) of the Code and excess deferrals to be distributed for a taxable year shall be reduced by excess contributions previously distributed for the Plan beginning in such taxable year.

With respect to excess deferrals (as defined in Code §402(g)) made in taxable year 2007, the Plan administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Plan administrator will calculate and distribute the gap period allocable income only if the Plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant's account. With respect to excess deferrals made in taxable years after 2007, gap period income may not be distributed.

For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treas. Reg. §1.401 (k)-1 (d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §§4975(e)(7) or 409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §§457(b) or (f).

To the extent a Highly Compensated Employee has not reached his or her catch-up contribution limit, excess Pre-Tax Contributions allocated to such highly Compensated Employee are catch up contributions and shall not be treated as excess Pre-Tax Contributions.

(e)           REDUCTION OF FUTURE CONTRIBUTIONS.  If prior to the end of a Plan Year, the Benefits Department concludes that the average rate of Pre-Tax contributions made on behalf of Highly Compensated Employees would violate the rules set forth in paragraph (a) and Section 401(k) of the Code, the Benefits Department may prospectively reduce the Pre-Tax Contributions directed by the Highly Compensated Employees.  The reduction shall be implemented by reducing first the highest rates of Pre-Tax voluntary Contributions within such group and then the highest rates of Pre-Tax Required Contributions within the group, with such rates to be reduced in one percent (1%) increments or fractions thereof, as determined by the  Benefits Department.  Any reduction pursuant to this Section shall be limited to the extent necessary to assure compliance with the requirements set forth in paragraph (a) and Section 401(k) of the Code.

4.4.           DESIGNATION AND CHANGE OF DESIGNATION OF PRE-TAX CONTRIBUTIONS.

(a)           USE OF FORMS.  All designations or changes of designation of the amount of Pre-Tax Contributions directed by a Participant shall be made on forms supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department.  Notwithstanding the foregoing, as of the Automatic Enrollment Date, any designation made as a result of an automatic enrollment, need not be made on a form.

(b)           FREQUENCY OF CHANGES.  A Participant may change his rate of Pre-Tax Contributions as of the first day of the first payroll period in each calendar quarter, except as otherwise determined by the Advisory Committee in a uniform manner with respect to all Participants.  All such designations or changes shall be made effective as of the first day of the calendar quarter following receipt by the Benefits Department of the appropriate forms, as long as the forms are received by the Benefits Department at least ten (10) days prior to the first day of such calendar quarter or within such shorter period as the Advisory Committee may prescribe pursuant to rules of uniform application.

(c)           GENERAL.  A payroll deduction designation form, or a payroll deduction made as a result of an automatic enrollment, shall be effective until it is succeeded by a later valid payroll deduction designation form, or until the Participant separates from employment or becomes a Non-Contributing Participant or Inactive Participant.  All designations or changes of designation shall be subject to the right of the Benefits Department to refuse to accept such designation or change of designation directed by a Participant if the Benefits Department concludes that such designation or change of designation would cause the Plan to fail to satisfy Section 4.2 or Section 4.3.

(d)           POST APRIL 1, 2000 DESIGNATIONS AND CHANGES.  Effective as of April 1, 2000, a Participant may change his rate of Pre-Tax Contributions as of the first day of each calendar month, except as otherwise determined by the Benefits Department in a uniform non-discriminatory manner with respect to all Participants.  Such designations or changes may be made electronically (i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion.  All such designations or changes shall be made effective as of the first day of the calendar month following receipt by the Benefits Department of the appropriate forms, as long as the forms are received by the Benefits Department at least ten (10) days prior to the first day of such calendar month or within such shorter period as the Benefits Department may prescribe pursuant to rules of uniform application.

4.5.           SUSPENSION OF PRE-TAX CONTRIBUTIONS.

A Participant may instruct the Benefits Department to suspend his Pre-Tax Contributions at any time.  The suspension will be effective as soon as possible following receipt of the instruction from the Participant.  A suspension may last indefinitely.  A Participant may recommence directing contributions at any time in accordance with the procedures set forth in Section 4.4 for changing the rate of Pre-Tax Contributions.  Suspension of Pre-Tax Contributions shall be made pursuant to a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department. Effective as of April 1, 2000, such suspension instruction may be made electronically

(i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion. While a Participant is on an Approved Leave of Absence, he shall be a Non-Contributing Participant.  A Participant shall not be entitled to "make up" suspended Pre-Tax Contributions, except to the extent required by Section 15.9 of the Plan.

4.6.           AFTER-TAX CONTRIBUTIONS.

No current "after-tax" contributions shall be permitted under the Plan.  After-Tax Contributions made to the Plan by a Participant previously shall continue to be held in the Trust Fund and shall be credited to the Participant's After-Tax Contribution Account.  Until withdrawn or distributed, the After-Tax Contributions Account shall continue to share in the earnings or losses of the Trust Fund.

4.7.           ROLLOVER CONTRIBUTIONS.

(a)           CONTRIBUTION.  Any Employee (whether or not a Participant) who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code may transfer such distribution to the Trust Fund if such contribution to the Trust Fund would constitute, in the sole and absolute discretion of the Benefits Department, a "rollover contribution" within the meaning of the applicable provisions of the Code.  Additionally, an Employee may request, with the approval of the Benefits Department that the Trustee accept a transfer from the trustee of another qualified plan.  Upon such approval, the Trustee shall accept such transfer.  The Benefits Department may, in its sole discretion, decline to accept such transfer.  For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Employee from another plan shall be referred to as a "Rollover Contribution."  If the Benefits Department decides to grant an Employee's request to make a Rollover Contribution, the Employee may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution.

(b)           ACCOUNTING AND DISTRIBUTION.  The Benefits Department shall credit the Rollover Contribution to a separate account (the "Rollover Contribution Account") for the Employee's sole benefit. The separate Rollover Contribution Account shall be adjusted, valued and credited pursuant to Section 8.3.  Any such Rollover Contribution Account shall be nonforfeitable and shall be paid to the Employee or his Beneficiary in the same manner as benefits would be paid to the Participant or Beneficiary under ARTICLE ELEVEN.

(c)           NO GUARANTY.  The Advisory Committee, the Employer, the Benefits Department and the Trustee do not guarantee the Rollover Contribution Accounts of Participants in any way from loss or depreciation.  The Employer, the Advisory Committee, the Benefits Department and the Trustee do not guarantee the payment of any money which may be or become due to any person from a Rollover Contribution Account, and the liability of the Employer, the Advisory Committee, the Benefits Department or the Trustee to make any payment therefrom shall at any and all times be limited to the then value of the Rollover Contribution Account.

(d)           PROHIBITION OF ROLLOVERS FROM CERTAIN PLANS.  The Benefits Department shall not permit a Participant to make a direct transfer to this Plan (as distinguished from a "rollover contribution" or "eligible rollover distribution" within the meaning, of the Code) if the plan from which the transfer is to be made is or was subject to the joint and survivor annuity and preretirement survivor annuity requirements of Section 417 of the Code by reason of Section 401(a)(11) of the Code.

(e)           EFFECTIVE DATE.  The provisions of this Section 4.7 shall be effective as of November 1, 1997.

ARTICLE FIVE

EMPLOYER CONTRIBUTIONS

5.1.           PROFIT SHARING CONTRIBUTIONS.

(a)           REGULAR PROFIT SHARING CONTRIBUTION.  Subject to the Board's right to terminate or amend this Plan, the Employer shall contribute to the Trust Fund for each Plan Year as a Profit Sharing Contribution such amount, if any, as the Board shall determine, in its sole and absolute discretion.

(b)           SPECIAL PROFIT SHARING CONTRIBUTIONS.  Notwithstanding whether any Profit Sharing Contribution is made for the Plan Year pursuant to Section 5.1(a) or any other provision contained herein, the Employer may make a special Profit Sharing Contribution to the Trust Fund each Plan Year in such amount and on behalf of such Participants and Non-Contributing Participants, as the Board shall determine, in its sole and absolute discretion, provided that in no event shall a special Profit Sharing Contribution be made on behalf of any Participant or any Non-Contributing Participant who is a Highly Compensated Employee.

(c)           SPECIAL "PER CAPITA" PROFIT SHARING CONTRIBUTIONS.  In addition to the foregoing, the Employer may make a special "per capita" Profit Sharing Contribution to the Trust Fund on behalf of each Participant and Non-Contributing Participant in such amount, if any, as the Board shall determine, in its sole and absolute discretion, provided that each Participant and Non-Contributing Participant receives an equal allocation of such special "per capita" Profit Sharing Contribution.

(d)           AGGREGATE PROFIT SHARING CONTRIBUTIONS.  In no event shall the aggregate Profit Sharing Contributions for any Plan Year be more than the amount allowable as a deduction for federal income tax purposes for such Plan Year.

5.2.           INTENTIONALLY OMITTED

5.3.           "TOP HEAVY" CONTRIBUTIONS.

The Employer may, in its sole and absolute discretion, make additional Profit Sharing Contributions for any Plan Year in which the Plan is Top Heavy in such amounts as may be necessary to fund the Employer contribution allocation required by Section 8.2.

5.4.           EMPLOYER MATCHING CONTRIBUTIONS.

(a)           DISCRETIONARY MATCHING CONTRIBUTIONS.  Subject to the Board's right to terminate or amend this Plan, the Employer shall contribute to the Trust Fund for each Plan Year as an Employer Matching Contribution such amount, if any, as the Board shall determine in its sole and absolute discretion. The amount of the Employer Matching Contribution made on behalf of each Participant shall be based on the Pre-Tax Contributions made by the Participant for the Plan Year.

(b)           LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES.  The Employer Matching Contributions made on behalf of Participants who were Highly Compensated Employees are limited to the extent necessary to satisfy one of the following two paragraphs:

(1)           The "average contribution percentage" for Participants who were Highly Compensated Employees for the Plan Year could not exceed the "average contribution percentage" for Participants who were not Highly Compensated Employees for the previous Plan Year multiplied by one and one-quarter (1.25); or

(2)           The average contribution percentage for Participants who were Highly Compensated Employees for the Plan Year could not exceed the average contribution percentage for Participants who were not Highly Compensated Employees for the previous Plan Year multiplied by two (2), provided that the average contribution percentage for Participants who were

Highly Compensated Employees did not exceed the average contribution percentage for Participants who were not Highly Compensated Employees by more than two percentage points (2%).

(c)           DEFINITIONS.  For purposes of this Section alone, the following definitions shall apply:

(1)           "Average contribution percentage" - The average (expressed as a percentage) of the contribution percentages of the Participants in a group.

(2)           "Contribution percentage" - The ratio (expressed as a percentage) of the Matching Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's compensation for the Plan Year.

(3)           "Compensation" - Compensation shall be defined in accordance with the definition of Compensation in Section 2.1(r) of the Plan.

(d)           SPECIAL RULES.  For purposes of this Section, the following rules shall apply:

(1)           The contribution percentage for any Participant who was a Highly Compensated Employee for the Plan Year and who was eligible to make Pre-Tax Contributions (or to have employee contributions within the meaning of Section 401(m)(3)(A) of the Code, qualified nonelective contributions within the meaning of Section 401(m)(4)(C) of the Code or elective deferrals within the meaning of Section 402(g)(3)(A) of the Code allocated to his account under this Plan and one or more other plans described in Section 401(a) or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate) were determined as if all such contributions (and all such matching contributions, qualified nonelective contributions or elective deferrals) were made under a single plan.

(2)           In the event that this Plan satisfied the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfied the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section were applied by determining the contribution percentages of Participants as if all such plans were a single plan.

(3)           The determination and treatment of the contribution percentage of any Participant may have satisfied such other requirements as may be prescribed by the Secretary of the Treasury.

(4)           For purposes of determining whether the Plan satisfies the actual contribution percentage test of Section 5.4(b) of the Plan and Section 401(m) of the Code, all Pre-Tax Contributions and Matching Contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan.

(5)           For purposes of the actual contribution percentage test of Section 5.4(b) and Section 401(m) of the Code, the actual contribution ratios of all "eligible Employees" shall be taken into account.  For purposes of this paragraph, an "eligible Employee" is any Employee who is directly eligible to receive an allocation of Matching Contributions or to make Pre-Tax Contributions and includes:  (i) an Employee who would be a Plan Participant but for the failure to make required contributions; (ii) an Employee whose right to make Pre-Tax Contributions or receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; and (iii) an Employee who cannot make Pre-Tax Contributions or receive a Matching Contribution because Section 415(c)(1) or Section 415(e) of the Code prevents the Employee from receiving additional Annual Additions.  In the case of an eligible Employee who makes no Pre-Tax Contributions and who receives no Matching Contributions, the contribution ratio that is to be included in determining the actual contribution percentage is zero (0).

(6)           For Plan Years beginning on or after January 1, 1999, if the Corporation has elected to apply Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code Section 410(b), the Corporation may, in determining whether the arrangement meets the requirements of Section 5.4(c), exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).

(e)           DISTRIBUTION OF EXCESS CONTRIBUTIONS.  No later than the last day of each Plan Year, any "excess aggregate contributions" and the income allocable thereto will be distributed to Participants who made excess aggregate contributions during the preceding Plan Year. For purposes of this paragraph, an "excess aggregate contribution" is the amount described in Section 401(m)(6)(B) of the Code. The distribution of excess aggregate contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of excess aggregate contributions made on behalf of each Highly Compensated Employee in accordance with the following procedure:

(1) Step One: The dollar amount of the excess Matching Contribution for each Highly Compensated Employee shall be calculated in the manner described in Code Section 401(k)(8)(B) and Treasury Regulation Section 1-401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the average contribution percentage Of each Highly Compensated Employee in order of these Employees', average contribution percentages, the Plan uses these dollar amounts in Step Two;

(2) Step Two: The sum of the dollar amounts calculated pursuant to Step One shall be calculated. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

(3) Step Three: The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Matching Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall he distributed; and

(4) Step Four. If the total amount distributed is less than the amount calculated pursuant to Step Two, Step 3 is repeated.

The income allocable to excess aggregate contributions was to be determined by multiplying the income allocable to the Participant's Account for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions on behalf of the participant for the preceding Plan Year and the denominator of which is the Participant's Matching Contributions Account balance on the last business day of the preceding Plan Year. The excess aggregate contributions to be distributed to the Participant shall be adjusted for income and losses. In the case of a loss, the total excess aggregate contributions would nonetheless be distributed to the Participant, but the amount distributed could not exceed the Participant's Matching Contributions Account balance.

With respect to Plan Years beginning after December 31, 2007, the Plan administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess aggregate contribution occurred and prior to the distribution).

5.5	PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS.

Profit Sharing Contributions pursuant to Section 5.1 and Employer Matching Contributions pursuant to Section 5.4 may be paid within the Plan Year for which such contribution is made or within the period thereafter ending on the date by which the Corporation's Federal income tax return for the corresponding year of deduction must be filed, including any extensions of such date.  Employer Matching Contributions and Profit Sharing Contributions may be paid in cash or other property acceptable to the Trustee.

5.6.           CONDITIONAL NATURE OF CONTRIBUTIONS.

(a)           MISTAKE OF FACT.  Any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer upon its request within one (1) year of the date of the contribution.

(b)           DEDUCTIBILITY.  Every contribution made by the Employer is conditional on its deductibility.  If the Internal Revenue Service determines that all or part of a contribution is not deductible, the contribution (to the extent that it is not deductible) shall be refunded to the Employer upon its request within one (1) year after the date of the disallowance.

(c)           LIMITATIONS ON AMOUNTS RETURNED.  Notwithstanding anything to the contrary, the maximum amount that may be returned to the Employer pursuant to subparagraphs (a) and (b), above, is limited to the portion of such contribution attributable to the mistake of fact or the portion of such contribution deemed non-deductible (the "excess contribution").  Earnings attributable to the excess contribution will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned.  In no case shall withdrawal of any excess contribution pursuant to subparagraphs (a) and (b), above, reduce the balance of the Participant's account to less than the balance would have been had the excess contribution not been made.

ARTICLE SIX

INVESTMENT OF CONTRIBUTIONS

6.1.           PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN.

(a)           GENERAL.  This Plan is intended to constitute a participant directed individual account plan under Section 404(c) of the Act with respect to those amounts held in the Pre-Tax Contribution Account, the Employer Matching Contribution Account, the Profit Sharing Account, the After-Tax Contribution Account, and, effective November 1, 1997, the Rollover Contribution Account. As such, Participants shall be provided the opportunity to exercise control over some or all of the assets in their accounts under the Plan. The Advisory Committee, pursuant to uniform and nondiscriminatory rules, shall establish three or more Funds which provide each Participant with a broad range of investment alternatives in accordance with Department of Labor Regulation Section 2550.404c-l(b)(3)). The Funds available under the Plan, and any restrictions on such Funds, may be modified or supplemented from time to time by action of the Advisory Committee, without the necessity of a Plan amendment.  The Advisory Committee may add or delete Funds by action as described in Section 12.1 (c) of the Plan, without the necessity of a Plan amendment.

(b)           REQUIRED INFORMATION.  The Benefits Department shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership appurtenant to such investments. The Benefits Department shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of the Act and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation Section 2550.404c-l(b)(2)(B)(1).  In addition, the Benefits Department shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-l(b)(2)(B)(2).  Neither the Employer, Advisory Committee, the Benefits Department, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments.  The providing of information pursuant to this Section 6.1 shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, Advisory Committee, the Benefits Department, Trustee or any other individual associated with the Plan or the Employer to provide any investment advice.

(c)           IMPERMISSIBLE INVESTMENT INSTRUCTION.  The Benefits Department shall decline to implement any Participant instructions if:  (1) the instruction is inconsistent with any provisions of the Plan or Trust Agreement; (2) the instruction is inconsistent with any investment direction policies adopted by the Advisory Committee from time to time; (3) implementing the instruction would not afford a Plan fiduciary protection under Section 404(c) of the Act; (4) implementing the instruction would result in a prohibited transaction under Section 406 of the Act or Section 4975 of the Code; (5) implementing the instruction would result in taxable income to the Plan; (6) implementing the instruction would jeopardize the Plan's tax qualified status; or (7) implementing the instruction could result in a loss in excess of a Participant's account balance.  The Advisory Committee, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with Section 404(c) of the Act from time to time.

(d)           INDEPENDENT EXERCISE.  A Participant shall be given the opportunity to make independent investment directions.  No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law.  Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction.  A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Section 6.1 and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Advisory Committee, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 404c-1(c)(3).

(e)           LIMITATION OF LIABILITY AND RESPONSIBILITY.  The Trustee, the Advisory Committee and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this Section 6.1 or for failing to act in the absence of any such direction.  The Trustee, the Advisory Committee, the Benefits Department and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant.  The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

6.2.           DIRECTION BY PARTICIPANT.

As permitted by Section 6.1, the following specific rules shall govern a Participant's ability to direct the investment of amounts held in his various Accounts:

(a)           INVESTMENT OF PRE-TAX CONTRIBUTIONS.  Subject to the provisions of this Section 6.2, each Participant shall designate, on a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department, the amounts credited to his Pre-Tax Contribution Account that is to be invested in one or more of the Funds, individual life insurance policies pursuant to Section 6.6 or in loans pursuant to Section 6.5.  Effective as of April 1, 2000, Participant investment designations may be made electronically (i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion.  Effective July 1, 2007, each Participant may, except as otherwise provided in this Plan, direct the investment of all of the amounts credited to his Pre-Tax Contribution Account in a single Fund, or the Participant may direct a specific dollar amount or a percentage (in five percent (5%) increments or multiples thereof) of amounts allocable to his Pre-Tax Contribution Account to be invested in such Funds as he shall desire.  As set forth in Section 3.2(c), if an eligible Employee becomes a Participant due to the automatic enrollment provisions under Section 3.2(c), his Pre-Tax Contributions made after the Automatic Enrollment Date shall be allocated as set forth in Section 3.2(c) unless he designates the Fund or Funds to which such amounts should instead be allocated.

(b)           INVESTMENT OF MATCHING CONTRIBUTIONS ACCOUNTS.  Subject, to the provisions of this Section 6.2, each Participant shall designate, on a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department, the amounts credited to his Employer Matching Contribution Account that are to be invested in one or more of the Funds.  Effective as of April 1, 2000, such designations may be made electronically (i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion. Each Participant may, except as otherwise provided in this Plan, direct the investment of all of the amounts credited to his Matching Contribution Account in a single Fund, or the Participant may direct five percent (5%) increments (or multiples of five percent (5%) increments) of amounts allocable to his Matching Contribution Account to be invested in such Funds as he shall desire.

(c)           INTENIONALLY OMITTED

(d)           INVESTMENT OF PROFIT SHARING AND AFTER-TAX CONTRIBUTIONS ACCOUNT.  Subject to the provisions of this Section 6.2, each Participant shall designate, on a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department, the amounts credited to his Profit Sharing Account or his After-Tax Contributions Account that are to be invested in one or more of the Funds.  Each Participant may, except as otherwise provided in this Plan, direct the investment of all the amounts credited to his Profit Sharing Account and his After-Tax Contributions Account in a single Fund, or the Participant may direct five percent (5%) increments (or multiples of five percent (5%) increments) of amounts allocable to his Profit Sharing Account and/or his After-Tax Contributions Accounts to be invested in such Funds as he shall desire.

(e)           INTENIONALLY OMITTED

(f)           NO DISTINCTION BETWEEN INCOME AND PRINCIPAL.  The income of and gains of each Fund shall be added to the Fund and each Fund shall be invested without distinction between principal and income.

(g)           EFFECT OF WRITTEN INSTRUCTION.  The written investment directive of a Participant shall be effective until another written directive is received by the Benefits Department.  Subject to the last sentence of Section 3.2(c), the Trustee, in its discretion, will invest the portion of the Participant's Accounts for which the Participant has the right to issue, but has not issued, investment directions in accordance with this Plan and the Trust Agreement.

(h)           FORMER PARTICIPANTS AND BENEFICIARIES.  For purposes of this ARTICLE SIX, the term "Participant" shall be deemed to include former Participants and Beneficiaries of any deceased Participant.

(i)           VOTING, TENDER OFFERS, OR SIMILAR RIGHTS.  Unless passed through to the Participants, the Advisory Committee, in its discretion, shall vote all proxies relating to the exercise of voting, tender or similar rights that are incidental to the ownership of any asset which is held in any Fund.

(j)           INVESTMENT OF ROLLOVER CONTRIBUTION ACCOUNTS.  Effective November 1, 1997, subject to the provisions of this Section 6.2, each Employee shall designate, on a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department, the amounts credited to his Rollover Contribution Account that are to be invested one or mo re of the Funds.  Each Participant may, except as otherwise provided in this Plan, direct the investment of all of the amounts credited to his Rollover Contribution Account in a single Fund, or the Participant may direct five percent (5%) increments (or multiples of five percent (5%) increments) of amounts allocable to his Rollover Contribution Account to be invested in such Funds as he shall desire.

6.3.           CHANGE IN INVESTMENT DIRECTIONS.

(a)           RULES.  Participants may elect to change their investment directions with respect to future contributions during the months of March, June, September and December, with the changes to be effective as of the first day of the first payroll period beginning in the next succeeding calendar quarter, if the notice of change is received by the Benefits Department at least ten (10) days prior to the beginning of such calendar quarter or within such shorter period as the Benefits Department may prescribe pursuant to rules of uniform application.

Effective as of April 1, 2000, Participants may change their investment directions as of the first day of each calendar month.  All such changes shall be made effective as of the first day of the calendar month following receipt by the Benefits Department of the appropriate forms, as long as the forms are received by the Benefits Department at least ten (10) days prior to the first day of such calendar month or within such shorter period as the Benefits Department may prescribe pursuant to rules of uniform application.

(b)           GENERAL.  All changes shall be permitted subject to the provisions of Section 6.2 regarding the available investments for various types of contributions.  Any change shall be made pursuant to a form provided by the Benefits Department, signed by the Participant and delivered to the Benefits Department.  Effective as of April 1, 2000, such changes may be made electronically (i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion.

6.4.           TRANSFERS BETWEEN INVESTMENT FUNDS.

(a)           GENERAL.  Except as provided in this Section 6.4, a Participant may transfer all or a portion of his Accounts invested in a Fund to another Fund or Funds as of the Accounting Date for which such notice is given in accordance with uniformly applied nondiscriminatory rules of the Advisory Committee.  All transfers shall be subject to the requirements and limitations of Section 6.2.  Each such transfer shall be made pursuant to a form provided by the Benefits Department, signed by the Participant and delivered to the Benefits Department at least five (5) working days prior to the Accounting Date for which such notice is given or within such shorter period as the Benefits Department may prescribe for the receipt of such forms pursuant to rules of uniform application.  Transfers may be made four (4) times each Plan Year, effective as of an Accounting Date.

Effective as of April 1, 2000, such Participant Fund transfers may be made monthly and shall be made effective as of the first day of the calendar month following receipt by the Benefits Department of the appropriate forms.  Such transfer may be made electronically (i.e., e-mail) in the manner and in such form as the Benefits Department shall determine in its discretion.  Effective July1, 2007, such Fund transfers may be to a single Fund, or the Participant may direct a specific dollar amount or a percentage (in five percent (5%)

increments or multiples thereof) of amounts allocable to his Pre-Tax Contribution Account to be invested in such Funds as he shall desire.

6.5.           LOANS TO PLAN PARTICIPANTS.

(a)           GENERAL.  Subject to policies established by the Advisory Committee the Benefits Department is authorized to direct the Administrative Trustee to make a loan or loans to a Participant in an earmarked investment of the Participant's Accounts.  Such loan shall be available to all Participants on a non-discriminatory basis, except that the Benefits Department may refuse to make a loan or may limit a loan on the basis of credit worthiness.  The Benefits Department shall not direct the Administrative Trustee to make loans to Highly Compensated Employees in amounts which, when expressed as a percentage of the Participant's vested interest in his Accounts, are greater than those available to other Participants; provided, however, that Benefits Department may adopt a rule precluding loans of less than One Thousand Dollars ($1,000).  As a general rule, a Participant may not have more than one (1) loan outstanding at any particular time and a Participant may not receive a loan for a period of one (1) year following the repayment of an earlier loan.  The limitations referred to in the preceding sentence shall not apply if the Benefits Department determines that the Participant has a "hardship" within the meaning of Section 9.3.

(b)           AMOUNT.  The total outstanding loans from the Trust Fund to any Participant at any time shall not exceed the lesser of (a) fifty percent (50%) of the Participant's vested interest in his Accounts, or (b) ninety percent (90%) of the portion of the Participant's Accounts that is invested in the Income Fund, both determined as of the most recent Accounting Date for the Plan.  Any loan which is made pursuant to this Section shall be treated as a taxable distribution to the extent that it causes the outstanding balance at any time of all loans from all "employee pension benefit plans" (as defined in the Act) of the Employer and its Affiliates that are intended to "qualify" under Section 401(a) of the Act to exceed fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit under all such plans; provided that such maximum shall not be less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00) with such Fifty Thousand Dollar ($50,000.00) limitation to be reduced by the highest outstanding loan balance during the twelve (12) month period preceding the date on which a loan is made.  The Benefits Department may, in the exercise of its discretion, prohibit the making of any loan that would be treated as a taxable distribution.  The Benefits Department may also impose such other limitations and restrictions with respect to the amount of loans as it deems necessary or advisable, provided that such limitations or restrictions shall be consistent with the applicable provisions of the Act and the Code.

(c)           SECURITY.  The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in his Employer

Contributions Account and such additional collateral as the Benefits Department shall deem necessary, provided that in no event shall the loan be secured by an assignment of more than fifty percent (50%) of the Participant's vested nonforfeitable interest in his Accounts.  In determining whether a pledge of additional collateral is necessary, the Benefits Department shall consider the Participant's credit worthiness and the impact on the Plan in the event of a default under the loan prior to the Participant's Benefit Commencement Date.

(d)           INTEREST RATE.  All loans shall bear interest at a rate determined by the Benefits Department which shall be commensurate with the interest rates charged by persons in the business of lending money for similar loans.  Subject to the foregoing, the terms of any loan shall be arrived at by mutual agreement between the Benefits Department and the Participant pursuant to a uniform, nondiscriminatory policy.

(e)           REPAYMENT.  All loans shall be repayable in monthly, quarterly or more frequent installments over a period not exceeding five (5) years.  All loans shall be repayable by payroll withholdings or in the case of a former Employee or an Employee on a leave of absence by any other means acceptable to the Benefits Department.  Repayments will be credited to the respective Accounts from which the funds have been borrowed and shall be invested in the Income Fund.

(f)           COSTS.  Any costs incurred or charged by the Administrative Trustee to establish, process or collect the loan shall be charged directly and solely to the Participant.  Any loan set-up fees or expenses will be subtracted from the loan proceeds unless other mutually agreeable arrangements are made by the Benefits Department and the Participant.  Any other fees charged to process or collect a loan (including, but not limited to, quarterly maintenance fees) shall be paid by the Participant to the Administrative Trustee by payroll deduction (in the case of an active Employee) or by such other means as may be agreeable to the Benefits Department (in the case of a former Employee or an Employee on leave of absence).

(g)           TREATMENT OF EARNINGS OR LOSSES.  The portion of any Participant's Account that is loaned to the Participant shall be disregarded for purposes of allocating earnings or losses pursuant to Section 8.3.  The loan shall be treated as a segregated or earmarked investment of the appropriate Account and all principal and interest payments made on the loan, and all losses suffered on the loan, shall be allocated to the appropriate Account.

(h)           DEFAULT.  In the event that the Participant does not repay such loan or loans and the interest thereon in a timely fashion, the Benefits Department, on behalf of the Administrative Trustee may exercise every creditor’s right at law or equity available to the Administrative Trustee.  The Administrative Trustee may not, however, deduct or offset the payments in default or the unpaid outstanding balance of the loan from or against the Participant's Accounts until such time as the Account becomes payable pursuant to the provisions of this Plan.  When payments become due hereunder, the Benefits Department, on behalf of the Administrative Trustee may deduct the total amount of the loan then outstanding, together with any interest then due and owing, from any payment or distribution (including any payment due to the Participant's surviving spouse pursuant to Section 11.3) to which Such Participant or his Beneficiary or Beneficiaries may become entitled.  Loan instruments may provide for acceleration of payment of any unpaid balance in the event of a default following the Participant's termination of employment.

(i)           DISTRIBUTION.  A Participant who has (i) attained the age of fifty-nine and one-half (59-1/2) and has been a Participant in the Plan for five (5) or more years or (ii) terminated employment with the Employer shall be entitled to request to receive a distribution of one or more of the notes representing a loan or loans made to such Participant from the Plan pursuant to Section 6.5(a).  The Benefits Department shall honor such requests as soon as possible following the receipt of all necessary forms.  Such request shall be subject to the spousal consent requirements of Section 9.6.

(j)           SPOUSAL CONSENT.  For loans, or renewals of existing loans, made on or after the Effective Date, spousal consent shall no longer be required.

(k)           SUSPENSION OF LOAN PAYMENTS UNDER CODE SECTION 414(U). Loan repayments will be suspended under the Plan as permitted under Section 414(u) of the Code.

(l)           POLICY.  The Advisory Committee shall institute a loan policy which the Benefits Department shall follow in implementing all loan requests hereunder.  Said loan policy may be amended from time to time in the Advisory Committee’s discretion.

6.6.           LIFE INSURANCE.

(a)           AVAILABILITY.  Each Participant who was a Participant in the Plan and had a policy in force on or before October 30, 1985, shall have the right to direct that a portion of his Employer Matching Contribution Account and Pre-Tax Contribution Account shall be invested in a policy or policies of insurance upon his life.  All such investments shall be earmarked as an investment of the Participant’s Accounts.  Subject to the provisions of this Section 6.6, a Participant may direct investment in term life, universal life, and/or whole life policies and may specify the percentages of his Accounts to be so invested.  All such directives shall be made in writing to the Benefits Department.  The Participant shall also execute such application forms, statements and claim forms as the Benefits Department, Administrative Trustee or insurer may reasonably request in connection with policies acquired pursuant to the Participant's direction.  Notwithstanding anything in this Section 6.6 to the contrary, Participants may not increase their life insurance coverage beyond the levels in effect as of October 30, 1985.

(b)           LIMITATION ON AMOUNT OF PREMIUMS.  In all cases, the percentage of Pre-Tax Contributions and Employer Matching Contributions, exclusive of income and appreciation thereon, used to purchase whole life insurance policies must be less than fifty percent (50%) of such contributions, and the percentage of contributions, exclusive of income and appreciation thereon, used to purchase term life or universal life insurance policies must be less than twenty-five percent (25%) of such contributions.  In the event that either a term or universal life insurance contract may be purchased for a Participant in addition to a whole life insurance contract, the sum of one-half (1/2) of the premiums on ordinary life insurance contracts and all premiums on term life or universal life insurance contracts shall not exceed twenty-five percent (25%) of such contributions, exclusive of income and accruals thereon, allocable to the Participant's respective Accounts.

(c)           PREMIUMS AND DIVIDENDS.  The Benefits Department shall take reasonable action to assure that premiums shall be paid when due.  Dividends, refunds and other credits on policies shall be applied to reduce premiums on such policies, to acquire additional paid-up insurance benefits or may be taken in cash allocable to the Participant's Accounts, as the Advisory Committee shall direct.  The Benefits Department may direct the Administrative Trustee to borrow against policies to pay premiums thereon.  In the event that amounts to be allocated toward the purchase of insurance policies are insufficient to meet the required premium payments, the Benefits Department shall direct the Administrative Trustee to reduce policy coverage amounts, to exchange or convert policies or to allow policies to lapse.

(d)           MODES OF SETTLEMENT.  The modes of settlement under any policy acquired pursuant to this Section 6.6 shall be limited to the forms of distribution described in this Section 6.6.  All policies shall by their express terms be nontransferable by the Participant or shall be rendered so prior to distribution to the Participant.

(e)           DISTRIBUTIONS.  When benefits become payable to-a Participant pursuant to this Section 6.6, and a policy is held for the benefit of such Participant pursuant to this Section 6.6, the Benefits Department shall direct the Administrative Trustee either to (1) surrender such policy in cash settlement (with such settlement being allocable to the appropriate Accounts of the Participant), (2) convert such policy to a nontransferable contract or contracts providing payments in any form described in ARTICLE ELEVEN, without life insurance coverage, and deliver such contract or contracts so converted to the Participant, or (3) deliver such policy to the Participant without conversion, after rendering such policy nontransferable.

(f)           RIGHTS OF PARTICIPANT.  The fact that any contract is issued or based on the life of a Participant shall not vest any right, title or interest in such contract in the Participant except at the time and upon the terms and conditions set forth in this Plan.

(g)           TREATMENT OF INSURANCE POLICIES.  The portion of any account or subaccount that is invested in an insurance policy on the Participant's life shall be disregarded for purposes of allocating earnings or losses pursuant to Section 8.3.  The insurance policy shall be treated as a segregated or earmarked investment of the appropriate Account and all premiums payable on the policy and all dividends, credits, cash values, proceeds or other amounts payable pursuant to the policy shall be credited or charged, as the case may be, solely to that Account.

ARTICLE SEVEN

THERE SHALL BE NO ARTICLE SEVEN

ARTICLE EIGHT

ACCOUNTING

8.1.           INDIVIDUAL ACCOUNTS.

A separate Profit Sharing Account shall be maintained for each Participant in the Plan.  A separate Pre-Tax Contribution Account and Employer Matching Contribution Account shall be maintained for each Participant who elects to make Pre-Tax Contribution and on whose behalf an Employer makes Employer Matching Contributions. In addition, a separate After-Tax Contribution Account shall be maintained for each Participant who has made and not withdrawn, After-Tax Contributions. Finally, effective November 1, 1997, a separate Rollover Contribution Account shall be maintained for each Employee who has made Rollover Contributions.  The Accounts will separately reflect balances derived from Profit Sharing Contributions, Employer Matching Contributions, Pre-Tax Contributions and After-Tax Contributions made by or on behalf of the Participant and shall reflect the fair market value, as of the most recent Accounting Date, of the Participant's interest in the Funds. The Accounts shall reflect any withdrawals, loans to Participants, life insurance acquisitions and distributions to the Participant. The establishment and maintenance of separate Accounts for each Participant shall not be construed as giving any person any interest in any specific assets of the Funds, which shall be administered as separately identifiable commingled Funds, and as loan and life insurance investments, unless and until otherwise directed by the Advisory Committee or expressly provided in this Plan.

8.2.           ALLOCATION OF CONTRIBUTIONS.

(a)           EMPLOYER MATCHING CONTRIBUTIONS. Employer Matching Contributions made pursuant to Section 5.4 shall be allocated among the Employer Matching Contribution Accounts of Participants who were Employees of the Employers during the Plan Year by crediting each such respective Participant's Employer Matching Contribution Account with the Employer Matching Contribution made on his behalf.

(b)           Intentionally Omitted

(c)           PROFIT SHARING CONTRIBUTIONS. Regular Profit Sharing Contributions made pursuant to Section 5.1(a) shall be allocated to the Profit Sharing Account of each eligible Participant by crediting each such Participant's Profit Sharing Account in the same, ratio that each such Participant's Earnings for the Plan Year bear to the Earnings of all such Participants for the Plan Year. Special Profit Sharing Contributions made pursuant to Section 5.1(b) shall be allocated to the Profit Sharing Accounts of each Participant on whose behalf such contribution is made by crediting each such Participant's Profit Sharing Account in the same ratio that each such Participant's Earnings for the Plan Year bear to the Earnings of all such Participants for the Plan Year. Special "per capita" Profit Sharing Contributions made pursuant to Section 5.1 (c) shall be allocated to the Profit Sharing Accounts of each eligible Participant on whose behalf such a contribution has been made in such amount and under such terms and conditions as the Board shall direct, in its sole and absolute discretion.

(d)           FORFEITURES. Forfeitures from a Profit Sharing Account that become available for allocation pursuant to Sections 10.3 and 11.8 that are not used to restore prior forfeitures pursuant to Sections 10.4 and 11.8 shall be allocated to the Profit Sharing Accounts of each eligible Participant in the same ratio that each such eligible Participant's Earnings for the Plan Year bear to the Earnings of all such eligible Participants for the Plan Year.

(e)           ELIGIBLE PARTICIPANTS. As a general rule, a Participant will be entitled to share in the allocation of Profit Sharing Contributions or forfeitures for a Plan Year only if the Participant is in the active employ of the Employer on the last day of the Plan Year and has completed at least one thousand (1,000) Hours of Service during the Plan Year. If a Participant dies, retires on or after his Normal Retirement Date, or terminates employment due to a Disability during a Plan Year, however, the Participant shall be entitled to share in the allocations for that Plan Year regardless of whether the Participant is employed on the last day of the Plan Year or whether the Participant completes one thousand (1,000) Hours of Service during the Plan Year. A Non-Contributing Participant who satisfies the requirements noted above shall be considered to be a "Participant" pursuant-to this Section.

(f)           TOP HEAVY ALLOCATIONS. Notwithstanding anything to the contrary in this Section or any other provision of this Plan, in any Plan Year in which the Plan is Top Heavy or Super Top Heavy, the Employer shall make a special Profit Sharing Contribution on behalf of each Participant who is not a Key Employee for The Plan Year in such amount as may be necessary to assure that the sum of the Profit Sharing Contributions and forfeitures, if any, allocated to the Participant's accounts equals at least the "minimum required contribution."  The "minimum required contribution" is the lesser of (a) three percent (3%) of the Participant's Compensation for the Plan Year or (b) if the Employer does not have a defined benefit plan which is enabled to satisfy Section 401 of the Code by this Plan, the Participant's Compensation for the Plan Year multiplied by the "Employer contribution percentage" for such Plan Year for the Key Employee for whom the "Employer contribution percentage" is the highest. For this purpose, the "Employer contribution percentage" shall equal the sum of the Employer Matching Contributions, Profit Sharing Contributions and forfeitures allocated to a Participant divided by the Compensation of the Participant. The minimum required contribution called for by this paragraph will be determined without regard to Employer contributions to the Social Security System. The special Profit Sharing Contribution called for by this paragraph shall be allocated on behalf of all Employees who are not Key Employees for the Plan Year and who are employed by the Employer on the last day of the Plan Year without regard to whether such Employees have completed one thousand (1,000) Hours of Service during the Plan Year.  This special Profit Sharing Contribution shall be made regardless of any provision in this Plan requiring (as a condition of allocation of the Profit Sharing Contribution for the Plan Year) payment of Pre-Tax Contributions. In determining whether the minimum required contribution provisions of this Section have been satisfied, all Employer contributions and forfeiture allocations for the Plan Year under all "defined contribution plans," as defined in Section 414(i) of the Code, maintained by the Employer or a Key Employee who is Affiliate shall be considered as allocable under this Plan. If a non-Key Employee who is participating in this Plan is covered under a "defined benefit plan," as defined in Section 414(j) of the Code, sponsored by the Employer or an Affiliate shall be required pursuant to this paragraph if such Employee is provided with a top heavy minimum defined benefit pursuant to the defined benefit plan. All special Profit Sharing Contributions made pursuant to this paragraph on behalf of a Participant shall be allocated to that Participant's Profit Sharing Contribution Account. In determining the amount of the minimum required contributions the Pre-Tax Contributions made by Highly Compensated Employees shall be treated as Employer Matching Contributions, and such Pre-Tax Contributions shall be taken into account in determining the employer contribution percentage of Highly Compensated Employees. The Pre-Tax Contributions made by non-Highly Compensated Employees shall be disregarded.

(g)           Intentionally omitted

(h)           ROLLOVER CONTRIBUTIONS. Effective November 1, 1997, the Rollover Contributions of an Employee shall be credited to his Rollover Contributions Account.

8.3.	VALUATION AND ADJUSTMENT.

The Benefits Department shall determine the fair market value of the Accounts as follows:

(a)           First, as of each Accounting Date, the Benefits Department shall credit to the proper Accounts all Pre-Tax Contributions, loan repayments and insurance premium payments.

(b)           Second, as of each Accounting Date, the Benefits Department shall charge to the proper Accounts all withdrawals or distributions made since the most recent Accounting Date that have not previously been charged to Accounts.

(c)           Third, as of each Accounting Date, the Benefits Department shall credit each Participant's Accounts with their pro rata share of any increase, or charge each Participant's

Accounts with their pro rata share of any decrease, in the fair market value of the Funds to which the Accounts are allocated as of the current Accounting Date.

(d)           Fourth, as of each Accounting Date, the Benefits Department shall charge and credit to the proper Accounts the amounts transferred from one Fund to another, as provided in Section 6.4 of the Plan.

(e)           Fifth, if the Accounting Date is the final Accounting Date of the Plan Year, the Benefits Department shall credit to the proper Accounts the annual Employer Matching Contributions to be allocated for that Plan Year, in accordance with Section 8.2 of the Plan, to the extent not already allocated thereto.  Forfeitures becoming allocable pursuant to Section 10.3 or 11.8 shall similarly be allocated.

8.4.           STATEMENTS TO PARTICIPANTS.

At least QUARTERLY, the Benefits Department shall furnish to each Participant a statement showing his Account balances in the respective Funds as of such date.

8.5.           LIMITATION ON ANNUAL ADDITIONS.

(a)           GENERAL RULE.  For Plan years beginning before January 1, 2002, the maximum Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall not exceed the lesser of (1) Forty Thousand Dollars ($40,000) (or such greater amount as may be permitted under Section 415(d)) (the "dollar limitation"), or (2) twenty five percent (25%) of the Compensation of the Participant for the Plan Year (the "compensation limitation").  For Plan Years beginning on or after January 1, 2002, except as provided in Section 4.2, under Code Section 414(v) and this Section 8.5, the Annual Additions to be allocated to the Accounts of a Participant for any Plan Year shall not exceed an amount equal to the lesser of (1) Forty Thousand Dollars ($40,000) (or such greater amount as may be permitted under Section 415(d)) (the "dollar limitation"), or (4) one hundred percent (100%) of the Compensation of the Participant for the Plan Year (the "compensation limitation").

The compensation limit referred to in (2) and (4) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A (f)(2) of the Code) which is otherwise treated as an annual addition.

(b)           Intentionally omitted

(c)           MULTIPLE DEFINED CONTRIBUTION PLANS. The limitations of this Section 8.5 with respect to any Participant who is at any time participating in any other "defined contribution plan," as defined in Section 414(i) of the Code, maintained by the Corporation or by an Affiliate shall apply as if the total Annual Additions under all such defined contribution plans in which the Participant is participating were allocated under this Plan.

(d)           ADJUSTING ANNUAL ADDITIONS. In the event it is necessary to limit the Annual Additions to the Accounts of a Participant under this Plan due to the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Pre-Tax Contributions made by a Participant, or for any other reason the Commissioner determines to be justifiable, the Benefits Department shall limit the allocation of Pre-Tax Contributions to the Participant's Pre-Tax Contribution Account and/or return any such excess Pre-Tax Contribution plus earnings allocable to any such excess Pre-Tax Contributions to the Participant.  The earnings allocable to any excess Pre-Tax Contribution shall be determined in a manner consistent with determining the earnings allocable to excess Pre-Tax Contributions in Section 4.3(d). After such limitation and/or return, if necessary, Employer Matching Contributions shall be reallocated. Amounts that would be allocable to the Employer Matching Contribution Account of the Participant but for the provisions of this Section 8.5 shall be used to reduce Employer Matching Contributions to the Trust Fund and shall be allocable as a part of the Employer Matching Contributions allocable to the Employer Matching Contribution Accounts of Participants with respect to whom allocations of Employer Matching Contributions are not limited by this Section 8.5. If further limitation is required by this Section 8.5, the Benefits Department shall allocate that portion of the Employer Matching Contribution that would cause the limitations of this Section 8.5 to be exceeded to a suspense account in which such sums shall be held to be allocated on a first-in-first-out basis in reduction of Employer Matching Contributions prior to the allocation of additional Employer Matching Contributions, to the extent permitted under this Section 8.5. In the event that, after the reallocation of the Employer Contribution pursuant to this Section 9.5, the amount allocable as Annual Additions remain in excess of the limitations of this Section 8.5, the Benefits Department shall return the Pre-Tax Contributions of the Participant to the extent necessary to satisfy such limitations. No Employer Matching Contribution shall be made or allocated as a result of such Pre-Tax Contributions until allocated from the suspense account. Further reductions or adjustments to the methods described above for adjusting the Accounts of Participants may be made pursuant to the directions of the Benefits Department and may-be made pursuant to priorities established under related defined contribution plans.

(e)           Intentionally omitted

(f)           DEFINED BENEFIT PLAN PARTICIPANTS. For Plan Years beginning before January 1, 2000, in any case where a Participant under this Plan is also a participant in one or more "defined benefit plans," as defined in Section 414(j) of the Code, maintained by the Employer or by an Affiliate of the Employer, the sum of the "defined benefit plan fraction" under such plan or plans and the "defined contribution plan fraction" under this Plan and all other defined contribution plans shall not exceed one (1.0).

(g)           DEFINED BENEFIT PLAN FRACTION.  The “defined benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the projected annual benefit payable to the Participant as of the close of the current Plan Year under all defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the defined benefit plan dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code, or one hundred forty percent (140%) of the Participant's average Compensation for the three (3) Plan Years during which such Compensation is the highest. For any Plan Year for which the Plan is Top Heavy, the denominator of the defined benefit plan fraction will be the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the defined benefit plan dollar limitation referred to in the preceding sentence, as in effect for the Plan Year under Section 415(b)(1)(A) of the Code, or one hundred forty percent. (140%) of the-Participant's average Compensation for the three (3) Plan Years during which Compensation is highest, unless both of the following conditions are satisfied, in which case the defined benefit plan fraction shall be calculated as set forth in the preceding sentence:

(1)           The Plan is not a Super Top Heavy Plan; and

(2)           The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

Notwithstanding the above, if a Participant was a participant in one or more defined benefit plans maintained by the Employer or an Affiliate which were in existence on May 6, 1986, the denominator of the defined benefit plan fraction will not be 1ess than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Plan Year beginning on or before December 31, 1986, calculated as if the Participant had terminated employment on the last day of said Plan Year. In calculating a Participant's benefits, the Benefits Department shall disregard changes in the terms and conditions of such plans occurring on or after May 6, 1986, and cost-of-living adjustments occurring on or after May 6, 1986.  The preceding two sentences shall only apply if the defined benefit plans individually and in the aggregate satisfy the requirements of Section 415 of the Code as in effect at the end of the 1986 Plan Year.

(h)           DEFINED CONTRIBUTION PLAN FRACTION. The "defined contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual. Additions to the Participant's accounts under all the defined contribution plans (whether or. not terminated) maintained by the Employer for the current and all prior Plan Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to any defined benefit plan, whether or not terminated by the Employer) and the denominator of which is the sum of the "maximum aggregate amounts" for the current and all prior Plan Years of service with the Employer, regardless of whether a plan was maintained by the Employer during such years. The "maximum aggregate amount" in any Plan Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year. For any Plan Year for which the Plan is a Top Heavy Plan, the "maximum aggregate amount" is the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year, unless both of the following conditions are satisfied:

(1)           The Plan is not a Super Top Heavy Plan; and

(2)           The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

of a Participant vas a participant in one or more defined contribution plans and one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1985, and which satisfied all of the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed one (1.0) under the terms of this Plan. The adjustment shall be made by permanently subtracting from the numerator of the defined contribution fraction an amount equal to the product of (1) the excess of the sum of the fractions over one (1.0) and (2) the denominator of the defined 'determination date". For this purpose, the "determination date" is the last day o f the last Plan Year commencing on or before December 31, 1986. Changes in the terms and conditions of any plan after May 5, 1986, must be disregarded in adjusting the defined contribution plan fraction. The adjustment will be made only after eliminating any accruals under this or any other Plan which are in excess of the accruals permitted pursuant to Section 415 of the Code.

(i)           ADJUSTMENTS. In the event it is necessary to adjust benefits and/or contributions to prevent the combined fraction from being exceeded in a Plan Year, the Participant's benefits under the defined benefit plan shall be reduced so as to eliminate any excess over the combined fraction, and such reduction shall be made, if necessary, prior to the allocation of contributions to Accounts. Any further reductions necessary shall be made by reducing the Annual Additions under this Plan as provided above, then by reducing Annual Additions in the manner and priority set out above with respect to other defined contribution plans, if any.

(j)           TREATMENT OF AFFILIATES. For purposes of this Section, the Employer and all of its Affiliates shall be treated as a single entity and any plans maintained by an Affiliate shall be deemed to be maintained by the Employer.

ARTICLE NINE

WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

9.1.           WITHDRAWAL FROM THE AFTER-TAX CONTRIBUTION ACCOUNT.

Subject to the provisions of this ARTICLE NINE, a Participant may withdraw all or part of the amount credited to his After-Tax Contribution Account, determined as of the most recent Participant Account status report available at the time his notice of withdrawal is received by the Benefits Department. Withdrawals pursuant to this Section 9.1 shall be requested on a form supplied by the Benefits Department, signed by the Participant and delivered to the Benefits Department. All such withdrawals shall be subject to the spousal consent requirements of Section 9.6. Amounts withdrawn from a Participant's After-Tax Contributions Account shall be charged against the subaccounts within that account in the following order:

(1)           Withdrawals will first be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or before December 31, 1986, and the earnings or losses thereon (the "pre-1987 subaccount") until an amount equal to the lesser of the After-Tax Contributions made by. the Participant on or before December 31, 1986, or the value of such subaccount has been charged against such subaccount.

(2)           Withdrawal's will then be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or after January 1, 1987, and the earnings or losses thereon (the "post- 1986 subaccount") unless and until such subaccount is depleted.

(3)           Any remaining withdrawals will be charged against the earnings remaining in the pre- 1987 subaccount.

The minimum withdrawal shall be the lesser of One Thousand Dollars ($1,000) or the amount credited to the After-Tax Contribution Account.

9.2.	IN-SERVICE WITHDRAWALS FROM THE EMPLOYER MATCHING CONTRIBUTION ACCOUNT AND THE PROFIT SHARING ACCOUNT

(a)           ELIGIBILITY.

(1)           ELIGIBILITY FOR WITHDRAWALS FROM THE EMPLOYER MATCHING CONTRIBUTION ACCOUNT. A Participant who has attained the age of fifty-nine and one-half (59-1/2) years may withdraw all amounts credited to his Employer Matching Contribution Account, provided that Employer Matching Contributions credited to that Account within the two (2) Plan Years preceding the Plan Year of withdrawal may not be withdrawn unless such Participant has participated in the Plan for five (5) or more years. No hardship withdrawals may be made from the Participant's Employer Matching Account.

(2)           ELIGIBILITY FOR WITHDRAWALS FROM THE PROFIT SHARING ACCOUNT.

(i) A Participant who has attained the age of fifty;-nine and one-half (59-1/2) years may withdraw all amounts credited to his Profit Sharing Account.

(ii) In the event of a Hardship as determined by the Benefits Department pursuant to Section 9.3(c), (d), and (e), a Participant who has withdrawn all amounts permitted to be withdrawn under Section 9.1, Section 9.2 (a), and the preceding sentence may withdraw fifty percent (50%) of the remaining amounts, if any, credited to his Profit Sharing Account, determined as of the most recent Participant Account status report available at the time his notice of withdrawal is received by the Benefits Department. A Participant may not make a withdrawal from his Profit Sharing Account unless the Participant has a one hundred percent (100%) vested interest in that Account.

(b)           PROCEDURES AND LIMITATIONS. Withdrawals pursuant to this Section 9.2 shall be subject to the spousal consent requirements of Section 9.6 and shall be requested on a form supplied by the Benefits Department, signed by the Participant, and delivered to the Benefits Department. In addition, the following limitations shall apply:

(1)           LIMITATIONS ON AMOUNTS WITHDRAWN FROM THE EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT. The minimum amount subject to withdrawal pursuant to this Section from an Employer Matching

Contributions Account is the lesser of (1) One Thousand Dollars ($1,000.00); or (ii) the portion of the Account that is invested in the Income Fund. Withdrawals from the Employer Matching Contribution Account may only be made from the Income Fund and such withdrawal shall be charged against the Income Fund.

(2)           LIMITATIONS ON AMOUNTS WITHDRAWN FROM THE PROFIT SHARING ACCOUNT. The minimum amount subject to withdrawal pursuant to this Section from a Profit Sharing Account shall be One Thousand Dollars ($1,000).

9.3.	WITHDRAWALS FROM THE PRE-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS ACCOUNTS.

(a)           ELIGIBILITY. In accordance with rules established by the Advisory Committee uniformly applicable to all Participants, all or any part of amounts credited to the Pre-Tax Contribution Account and, effective November 1, 1997, the Rollover Contributions Account of a Participant as of the most recent available Account status report, may be distributed to the Participant in cash at any time after the Participant has attained the age of fifty-nine and one-half (59-1/2) years or in the event of a "hardship" as defined in this Section. Withdrawals only may be made from amounts allocated to the Income Fund. The Benefits Department may promulgate, uniform rules regarding the effective date of any distribution, minimum amounts to be distributed and the frequency of distributions. All withdrawals pursuant to this Section are subject to the spousal consent requirements of Section 9.6.

(b)           LIMITATION ON HARDSHIP DISTRIBUTIONS. In no event shall a hardship distribution exceed the balance of the Participant's or former Participant's -Pre-Tax Contributions Accounts, determined as of the Accounting Date immediately preceding the date of the distribution, less any amounts distributed from or charged to the Pre-Tax Contributions Account since such Accounting Date. The distribution may not exceed the lesser of the amount determined pursuant to the preceding sentence or the total Pre-Tax Contributions made by the Participant prior to the date of the withdrawal less any Pre-Tax Contributions previously withdrawn.  Notwithstanding any provision in the Plan to the contrary, hardship distributions may not be made from earnings credited to the Participant's Pre-Tax Contributions Accounts that were credited after December 31, 1988.

(c)           HARDSHIP DEFINED. A distribution may be made pursuant to this Section due to a "hardship" only if the Participant satisfies the Benefits Department, subject to a policy adopted by the Advisory Committee, that the Participant has an immediate and heavy financial need and that the distribution is necessary in order to satisfy that need.

(d)           IMMEDIATE AND HEAVY FINANCIAL NEED.  The following are the only expenses or circumstances that will be deemed to give rise to an immediate and heavy financial need for purposes of this Section:

(1)           Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for such persons to obtain medical care described in Section 213(d);

(2)           Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; or

(3)           Payment of tuition, room and board and related education expenses for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Code); or

(4)           Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

(5) Burial or funeral expenses for a Participant’s deceased parents, spouse and dependents; or

   (6) Expenses incurred for repair of damage to a Participant’s principal residence that would qualify as a deductible casualty expense under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

      (7) Any other circumstance or expense designated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.”

(e)           NECESSITY. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

(1)           The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (this amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal);

(2)           The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

(3)           All plans sponsored by the Employer provide that the Participant's contributions (whether made on a pre-tax or after-tax basis) will be suspended for at least six (6) months after receipt of the distribution; and

(4)           All plans sponsored by the Employer provide that the Participant may not make elective pre-tax contributions for the calendar year immediately following the calendar year in which the hardship distribution is made in excess of the applicable limit in effect for such year under Section 402(g) of the Code less the amount of the Participant's pre-tax elective contributions for the calendar-year in which the hardship distribution is made.

For purposes of subparagraphs (3) and (4), the phrase "all plans" includes all qualified and nonqualified plans of deferred compensation maintained by the compensation or any Employer, including stock option, stock purchase or similar plans or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code.

9.4.	WITHDRAWALS OF AMOUNTS CREDITED TO THE PROFIT SHARING ACCOUNTS AND EMPLOYER MATCHING CONTRIBUTIONS ACCOUNTS.

There shall be no withdrawals permitted under this ARTICLE NINE from amounts credited to Profit Sharing Accounts and Employer Matching Contribution Accounts.

9.5.           LIMITATIONS ON WITHDRAWALS.

The Benefits Department may direct that a Participant shall not be-entitled to withdraw funds from his Accounts below an amount equal to the unpaid principal and interest on any loan granted to him in accordance with the Plan as then in effect or an amount required to service insurance premium obligations. All withdrawals under this ARTICLE NINE shall be paid in cash. Not more than one (1) withdrawal pursuant to this ARTICLE NINE shall be permitted per Plan Year, unless the Participant has attained the age of fifty-nine and one-half (59-1/2) or terminated employment, in which case no more than one (1) withdrawal may be made per calendar quarter.

9.6.           SPOUSAL CONSENT.

No married Participant shall be allowed to make a withdrawal unless the Participant's spouse consents to the withdrawal. Such consent must be in writing, must consent to a single lump sum payment of the amount to be withdrawn, must acknowledge the effect of the withdrawal on the benefits ultimately payable from the Plan, must acknowledge the effect of the spouse’s consent to the withdrawal, and must be witnessed by a notary public. No spousal consent shall be required if the Benefits Department determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Benefits Department and any subsequent spouse. If the Participant's spouse fails to consent to the withdrawal of amounts allocated to the Participant's Accounts, the amounts in the Participant's Accounts will be held for distribution in accordance with the other provisions of this Plan unless the spouse later consents to a withdrawal pursuant to the provisions of this Section.

Notwithstanding the foregoing, and effective for all withdrawals made on or after January 1, 2007, a married participant shall no longer need the consent of his or her spouse for withdrawal of amounts allocated to the Participant's Accounts pursuant to the provisions of this Article NINE.

ARTICLE TEN

VESTING

10.1.	VESTING IN THE AFTER-TAX CONTRIBUTION ACCOUNT, PRE-TAX CONTRIBUTION ACCOUNT, EMPLOYER MATCHING CONTRIBUTION ACCOUNT AND ROLLOVER CONTRIBUTION ACCOUNT.

Each Participant shall at all times be fully vested in all amounts credited to or allocable to his After-Tax Contribution Account, Pre-Tax Contribution Account, Employer Matching Contribution Account and, effective November 1, 1997, his Rollover Contribution Account and his rights and interest therein shall not be forfeitable for any reason.

10.2.	VESTING IN THE PROFIT SHARING ACCOUNT.

Each Participant shall be fully vested in the amounts credited to or allocable to his Profit Sharing Account on or after January 1, 1988, on and after the first to occur of the following events:

(a)           Attainment by the Participant prior to January 1, 1991, of the age of sixty-five (65) years, or, for Participants who attain the age of sixty-five (65) on or after January 1, 1991, the later of attainment by the Participant of age sixty-five (65) or the fifth (5th) anniversary of the Participant's commencement-of participation in the Plan;

(b)           The date of his separation from employment due to Disability, as determined by the Benefits Department;

(c)           The date of death of the Participant;

(d)           Termination or partial termination of this Plan as provided in Section 13.3 of this Plan;

(e)           Complete discontinuance of contributions by the Employers as provided in Section 13.3 of this Plan; or

(f)           The completion of seven (7) years of Continuous Service by the Participant (however, see 10.3 (a) below).

Notwithstanding anything contained herein to the contrary, all Participants with five (5) or more years of Continuous Service as of January 1, 1988 shall be 100% vested in their Profit Sharing Accounts. All Profit Sharing Account balances relating to contributions actually paid to the Profit Sharing Plan prior to January 1, 1988 shall be 100% vested.

10.3.	DETERMINATION OF VESTED INTEREST IN PROFIT SHARING ACCOUNT IN THE EVENT OF TERMINATION OF EMPLOYMENT.

(a)           VESTING SCHEDULE. A Participant's vested percentage shall be determined as of the day of his termination of employment. The value of the Participant's vested interest in his Profit Sharing Account shall be determined in accordance with the following schedule:

Years of	Vested
Continuous Service	Percentage of Account

Less than three	0%
Three but less than four	20%
Four but less than five	40%
Five but less than six	60%
Six but less than seven	80%
Seven or more	100%

Effective for Profit Sharing Contributions allocated to a Participant’s Profit Sharing Account on or after January 1, 2007, the Participant's vested interest in his Profit Sharing Account shall be determined in accordance with the vesting schedule set forth in paragraph (c) below, regardless of whether the Plan is Top Heavy.

(b)           TIME OF DETERMINATION. A Participant's vested percentage shall be determined as of this Termination Date. The value of the Participant's vested interest in his Profit Sharing Account shall be determined as of the earlier of (1) the Accounting Date immediately preceding the first distribution to the Participant from such Account following his termination of employment or (2) the Accounting Date coinciding with or next on which the Participant incurs his fifth (5th) consecutive one-year Break in Continuous Service.  If a Participant has no vested interest in any of his Accounts, the Participant shall be deemed to have received a distribution of his zero (0) Account balance as of the date of his termination of employment. Any amounts credited to the Participant's Accounts in which the Participant is not fully vested shall be forfeited as the later of such Accounting Date or the date on which e Participant's employment terminated. The amount forfeited shall then be available for allocation to the accounts of the remaining Participants as of the year-end Accounting Date coinciding with or next following the date of the forfeiture, to the extent such forfeiture is not used to restore forfeitures previously charged to a reemployed former Participant pursuant to Section 10.4.

(c)           TOP HEAVY VESTING. If this Plan is or becomes Top Heavy, the vested interest of any Participant other than a Participant who is not credited with at least one (1) Hour of Service while the Plan is Top Heavy shall be determined in accordance with the following schedule instead of the schedules set forth above:

Years of	Vested
Continuous Service	Percentage of Account

Less than two	0%
Two but less than three	20%
Three but less than four	40%
Four but less than five	60%
Five but less than six	80%
Six or more	100%

10.4.	RESTORATION OF FORFEITURES.

(a)           ELIGIBILITY. Subject to the provisions of this Section, any to the Profit Sharing Account of a former Participant will be restored if the former Participant returns to employment with an Employer or any Affiliate prior to incurring five (5) consecutive Breaks in Continuous Service. Prior forfeitures will be restored only if the former Participant repays, in a timely manner as provided bellow, the full amount, unadjusted for any subsequent gains or losses, previously distributed to him.  If a former Participant who was deemed to have received a distribution pursuant to Section 10.3(b) resumes employment with the Employer prior to incurring five (5) consecutive one year Breaks in Continuous Service, any forfeitures charged to the former Participant's Account upon his prior termination of employment shall be restored to such Account immediately.

(b)           RETURN OF DISTRIBUTIONS. A former Participant may repay the full amount previously distributed to him prior to the earliest of (1) the fifth (5th) anniversary of the former Participant's reemployment by the Employer or (2) the last day of the Plan Year in which the Participant incurs his fifth (5th) consecutive Break in Continuous Service. The amount of form any distribution repaid by the former Participant shall be allocated between his Accounts in Account.  Any forfeitures restored by the Employer proportion to the amount distributed from each the forfeiture was pursuant to this Section charged. A Participant may not, but need not, repay amounts attributable to his Pre-Tax Contributions or After-Tax Contributions. The Participant must repay the amount distributed from his other Accounts in order to qualify for the restoration of any prior forfeiture.  A Participant may not repay a prior distribution pursuant to this paragraph if the Participant had a fully vested interest in all of his Accounts when the prior distribution was made.

(c)           RESTORATION CONTRIBUTIONS.  Any forfeitures available for allocation as of the last day of the Plan Year in which an individual does everything necessary in order to have a prior forfeiture restored will be applied first to restore the prior forfeiture.  If the available forfeitures are not sufficient to restore the prior forfeiture, the Employer will make a special contribution equal to the balance of the amount forfeited.  Such contributions or forfeitures will be allocated to the account from which the distribution was made.

10.5.           AMENDMENTS TO VESTING SCHEDULE.

If the vesting schedule set forth in Section 10.3 is amended, in the case of an Employee who is a Participant on the later of (a) the date the amendment is adopted, or (b) the date the amendment is effective, the non-forfeitable percentage of the benefit to which the Employee is entitled (determined as of such date) shall not be less than the non-forfeitable percentage of the benefit to which he is entitled under the Plan without regard to such amendment.  If the vesting schedule designated in Section 10.3 is amended, each Participant whose benefits would be determined under such schedule and who is credited with three (3) or more years of Continuous Service shall have the right to elect, during the period computed pursuant to this Section, to have his non-forfeitable benefit determined without regard to such amendment; provided, however, that no election shall be provided to any Participant whose non-forfeitable percentage under the Plan, as amended, cannot at any time be less than the percentage computed without regard to such amendment.  The election period shall commence on the date the amendment is adopted and end on the later of (a) sixty (60) days after adoption of the amendment, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is notified of the amendment in writing by the Corporation or the Benefits Department.  Such election, if exercised, shall be irrevocable, and shall be available only to an Employee who is a Participant when the election is made and who has completed at least three (3) years of Continuous Service when the election is made.  Any change in the applicability of the vesting schedule set forth in Section 10.3 as a result of the Plan ceasing to be Top Heavy shall be treated as an amendment to such vesting schedule for purposes of this Section.

ARTICLE ELEVEN

DISTRIBUTION OF BENEFITS

11.1.	NORMAL AND LATE RETIREMENT.

A Participant shall be entitled to full distribution of his accounts, as provided in Sections 11.5 and 11.6, upon actual retirement as of or after his Normal Retirement Date.  A Participant may remain in the employment of the Employer after his Normal Retirement Date, if he desires, and shall retire at such later time as he may desire, unless the Employer lawfully directs earlier retirement.

11.2.	DISABILITY RETIREMENT.

A Participant whose active employment is discontinued due to Disability shall be entitled to full distribution of his accounts, as provided in Sections 11.5 and 11.6.  Subject to the provisions of Section 11.5, the payments may commence at any time on or after the date of his discontinuance of active employment due to Disability.

11.3.	DEATH.

(a)  BENEFIT.  In the event that a Participant (which term for purposes of this Section includes former Participants) shall die prior to his Benefit Commencement Date, the Participant's surviving spouse (or his other designated Beneficiary, if the Participant is unmarried or his spouse has consented in writing to designation of another Beneficiary) shall be entitled to full distribution of the Participant's accounts at the time and in the manner provided in Sections 11.5 and 11.6.

(b)   SPOUSE AS BENEFICIARY.  Notwithstanding any Beneficiary designation made by the Participant to the contrary, except as otherwise noted below, a married Participant's spouse shall be deemed to be his Beneficiary for purposes of this Plan unless the Participant's spouse consents to the designation of a different Beneficiary. Once given, the spouse's consent will be irrevocable.  The consent of the Participant's spouse to his election shall be in writing, acknowledge the effect of such an election, be witnessed by a notary public and be provided to the  Benefits Department.  The spouse may not consent to the designation of another Beneficiary generally, but rather must consent to the designation of a particular Beneficiary.  If the Participant elects to change the Beneficiary, the spouse's prior consent will be null and void and a new consent will be required, unless the spouse's consent expressly permits a change of designation without the further consent of the spouse.

In the event that a Participant fails to designate a beneficiary to receive a benefit that becomes payable under the Plan, or in the event that the Participant is predeceased by all designated primary contingent beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally:

(i)           surviving spouse;
(ii)	lineal descendants (including legally adopted children), per stirpes;
(iii)        surviving parents;
(iv)         Participant’s estate.

No spousal consent will be required if the Advisory Committee determines, in its sole discretion, that such consent cannot be obtained because the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (to the degree permitted under applicable regulations issued by the United States Treasury Department).

Any spousal consent given pursuant to this Section or dispensed with pursuant to the preceding sentence will be valid only with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Advisory Committee.

Notwithstanding the foregoing, effective January 1, 2002, upon the receipt of written proof of the dissolution of marriage of a Participant, any earlier designation of the Participant’s former spouse as a beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless, prior to payment of benefits on behalf of the Participant (1) the Participant executes and delivers another beneficiary designation that complies with this Plan and that clearly names such former spouse as a beneficiary; or (2) there is delivered to the Plan a qualified domestic relations order providing that the former spouse is to be treated as the beneficiary.  In any case, once a Participant’s former spouse is treated under the Participant’s beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as beneficiary of the Participant, except as otherwise provided in the Participant’s beneficiary designation.

(c)           DEATH AFTER COMMENCEMENT OF BENEFITS.  In the event that a former Participant shall die after his Benefit Commencement Date but prior to the complete the provisions of this distribution of all amounts to which such Participant is entitled under ARTICLE ELEVEN, the Participant's spouse or other designated Beneficiary shall be entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived.  The Benefits Department may require and rely upon such proofs of death and the right of any spouse or Beneficiary to receive benefits pursuant to this Section as the Benefits Department may reasonably determine, and its determination of death and the right of such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomsoever.

11.4.	OTHER SEPARATIONS FROM EMPLOYMENT.

A Participant who separates from employment for any reason other than retirement, death or Disability shall be entitled to distribution of his vested interest in his accounts at the time and in the manner provided in Sections 11.5 and 11.6.

11.5.	TIME OF DISTRIBUTION OF BENEFITS.

(a)  RETIREMENT.  Payment to a Participant who is entitled to benefits under Section 11.1 normally shall commence within a reasonable time following the Participant's Termination Date; except that, at the election of the Participant, payment of benefits may be postponed until after the next year-end Accounting Date, at which time losses or earnings on the Trust Fund will be allocated to the Participant's accounts.

(b)  TERMINATION AND DISABILITY.  Payment to a Participant who is entitled to benefits under Section 11.2 or Section 11.4 normally shall commence not later than the date on which the Participant shall attain his Normal Retirement Date.  As a general rule, the Benefits Department will begin distributions pursuant to Section 11.2 or Section 11.4 as soon as possible after the year-end Accounting Date next following the Participant's termination of employment or discontinuance of active employment due to Disability.  At the request of the Participant, all of the Participant's Accounts may be distributed as soon as possible following the Participant's Termination Date or discontinuance of active employment due to Disability.  Effective March 28, 2005, if the total amount distributable to the Participant from all of his accounts at the time of any distribution under this ARTICLE ELEVEN exceeds Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998), however, no distribution may be made prior to the Participant's Normal Retirement Date unless the Participant requests said distribution in writing.  For purposes of this rule, if the total amount distributable to the Participant from all his accounts at the time of any distribution  exceeds Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998),, then the amount in the Participant's account at all times thereafter will be deemed to exceed Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998).

(c)  DEATH AFTER COMMENCEMENT OF PAYMENTS.  In the event of the death of a Participant after his Benefit Commencement Date but prior to the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits shall be distributed over a period that does not exceed the period over which distribution was to be made prior to the date of death of the Participant.  Payment to Beneficiaries entitled to payments pursuant to Section 11.3 shall commence as soon as possible following the death of the Participant.

(d)  DEATH PRIOR TO COMMENCEMENT OF BENEFITS.  In the event of the death of the Participant prior to his Benefit Commencement Date, payments to the Participant's Beneficiaries must be paid in full by December 31 of the calendar year which includes the fifth (5th) anniversary of the date of the Participant's death

(e)           REQUIRED COMMENCEMENT OF PAYMENTS.  In no event shall payment to a former Participant continue later than sixty (60) days after the last to occur of (1) the last day of the Plan Year in which the Participant attains the age of sixty five (65) years, (2) the last day of the Plan Year in which the Participant separates from employment with the Employer, or (3) the tenth (10th) anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan.  In addition, payments must commence by the Participant's Required Beginning Date.

(f)           CONSENT TO EARLY DISTRIBUTIONS.  Except as otherwise provided in Section 11.6 concerning the payment of small amounts, no benefit payments may commence pursuant to the preceding provisions of this Section prior to the Participant's Normal Retirement Date unless the Participant requests the earlier commencement of payments.  The Participant's request must be in writing in a form acceptable to the Benefits Department.

11.6.           METHOD OF DISTRIBUTION.

(a) PARTICIPANT ELECTION.   The Participant or Beneficiary shall select the method of payment of his or her benefits hereunder in accordance with the provisions of this Section.

(b)  OPTIONAL METHODS OF DISTRIBUTION.  Distribution may be made in any one (1) or more of the following methods:

(1)           By payment in a cash lump sum to the Participant or his beneficiary;

(2)           By making payments of amounts credited to Accounts in quarterly or annual installments over any period not in excess of five (5) years, unless elected otherwise by the Participant, but in no event in excess of the joint life expectancy of the Participant and his spouse.  A former Participant who is receiving distributions in installments may direct the investment of the undistributed portion of his Accounts pursuant to the provision of Sections 6.2 and 6.4.

(c)  Intentionally omitted

(d)           MINIMUM DISTRIBUTION AND INCIDENTAL BENEFIT REQUIREMENTS.  Notwithstanding any provision in this subsection to the contrary, distribution of a Participant’s Accounts shall commence (whether or not he or she remains in the employ of the Employer) not later than the Participant's Required Beginning Date. Unless the Participant's entire interest is distributed to him by the Required Beginning Date, the distributions must be made over a period certain not extending beyond the life expectancy of the Participant, or over a period certain not extending beyond the joint life and last survivor life expectancy of the Participant and the Participant's designated Beneficiary.  All distributions made pursuant to the Plan shall comply with the regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, including Section 1.401(a)(9) –2 through 1.401(a)(9)-9 as modified by the Section 401(a)(9) Final and Temporary Regulations  published on April 17, 2002, and such regulations shall override and supersede any conflicting provisions of this Section or any other Section of this Plan.  In addition, all benefit payment options shall be structured so as to comply with the incidental benefit requirements of Section 401(a)(9)(G) of the Code and any regulations issued pursuant thereto, which require, generally, that certain minimum amounts be distributed to a Participant during each calendar year, commencing with the calendar year in which the Participant's required beginning date falls, in order to assure that only "incidental" benefits are provided to a Participant's beneficiaries.  The provision of this paragraph shall control over any conflicting provisions of this Plan

(e)           DISTRIBUTION OF SMALL AMOUNTS.  Notwithstanding any provision of this Plan to the contrary, the Advisory Committee, in its sole discretion, may direct payment benefits, by a Policy set by the Advisory Committee with instructions to the Benefits Department in a single lump sum if the total amount distributable to the Participant from all of his accounts at the time of any distribution under this ARTICLE ELEVEN , does not exceed Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998).  For purposes of this rule, if the total amount distributable to the Participant from all his accounts at the time of any distribution  exceeds Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998), then the amount in the Participant's account at all times thereafter will be deemed to exceed Five Hundred Dollars ($500.00) (Three Thousand Five Hundred Dollars ($3,500.00) prior to January 1, 1998, and Five Thousand Dollars ($5,000.00) for Plan Years beginning on or after January 1, 1998).  The Advisory Committee, in its sole discretion, may direct payment of the total amount distributable to the Participant, regardless of whether the balance of all his accounts at any time ever exceeded Five Hundred Dollars ($500.00), upon such distributable amount falling below Five Hundred Dollars ($500.00),).   Participant consent shall still be required however if the Participant had previously had a Benefit Commencement Date.  All distributions pursuant to this paragraph must be made not later than the close of the second Plan Year following the Plan Year in which the Participant's employment is terminated.

Effective with respect to distributions made on or after January 1, 2002 with respect to Participants who separate from service on or after January 1, 2002, the value of a Participant’s nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto)

within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.  If the value of the Participant’s nonforfeitable Account Balance as so determined is Five Hundred Dollars ($500.00) or less, the Plan may distribute the Participant’s entire nonforfeitable Account Balance.

(f)           AMOUNT OF DISTRIBUTION.  For the purpose of determining the amount to be distributed to Participants and Beneficiaries, the Participant's accounts will be valued as of the Accounting Date preceding the date upon which distribution is to commence, and the accounts shall then be adjusted to reflect any contributions made by or on behalf of the Participant after such Accounting Date.

(g)           LIFE EXPECTANCIES.  For purposes of this Plan, life expectancies shall be calculated by use of the expected return multiples specified in Tables V and VI of §1.72-9 of the regulations issued by the United States Treasury Department, and in accordance with the rules and procedures specified in regulations issued under Section 401(a)(9) of the Code, as such Tables and regulations may be amended from time to time, or any Tables or regulations subsequently issued in replacement of said Tables or regulations.  The life expectancy of a Participant and his spouse may be recalculated annually.  The life expectancy of any other individual shall be calculated using the individual's attained age on his birthday in the relevant calendar year (as determined in accordance with regulations issued pursuant to Section 401(a)(9) of the Code) and such individual's life expectancy during any later calendar year shall be the life expectancy as originally determined less the number of calendar years that have elapsed since the calendar year of the initial determination.

11.7.           PAYMENTS TO DISABLED.

If any person to whom a payment is due under this Plan is unable to care for his affairs because of physical or mental disability, or is subject to a legal disability, the Advisory Committee shall have the authority to cause the payments becoming due to such person to be made to his duly-appointed legal guardian or custodian, to his spouse or to any other person charged with the legal obligation to support him, without any responsibility on the part of the Advisory Committee, the Employer, the Benefits Department  or the Trustees to see to the application of such payments.  Payments made pursuant to such power shall operate as a complete discharge of the Advisory Committee, the Employer, the Benefits Department, the Trustees and the Trust Fund.  Subject to the right to appeal as set forth in Section 12.3(g) of the plan, the decision of the Advisory Committee in each case shall be final and binding upon all persons whomsoever.

11.8.           MISSING PAYEES.

It shall be the responsibility of each Participant to advise the Benefits Department of the current mailing address of such Participant and his Beneficiary, and any notice or payment addressed to such last known address of record shall be deemed to have been received by the Participant.  Should the Benefits Department not be able locate a Participant who is entitled to be paid a benefit under the Plan after making reasonable, diligent efforts to contact said Participant, and a period of two (2) years has elapsed from the Participant's Termination Date, a forfeiture of the Participant's vested benefit shall occur and be redistributed in accordance with Sections 8.2(d) and 10.4(c). Notwithstanding said forfeiture, in the event the Participant should thereafter make a claim for his benefits, as determined prior to the date of forfeiture, the Benefits Department shall restore (as of the next Accounting Date) his account balance together with interest at the "Short Term Federal Rate," as defined in Internal Revenue Code Section 1274, from the date of forfeiture. Such amounts shall be restored in a manner consistent with the restoration of forfeitures as set forth in Section 10.4(c).  Should there be insufficient forfeitures occurring on said Accounting Date, the Employer shall be obligated to restore said Account by means of a special contribution to the Plan.

11.9.           WITHHOLDING.

Payment of benefits under this Plan shall be subject to applicable law governing the withholding of taxes from benefit payments, and the Trustees, Benefits Department and Advisory Committee shall be authorized to withhold taxes from the payment of any benefits hereunder, in accordance with applicable law.

11.10.          UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.

In the event that, through misstatement or computation error, benefits are underpaid or overpaid, there shall be no liability for any more than the connect benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan.  In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

11.11.          TRANSFERS FROM THE PLAN.

Upon receipt by the Benefits Department of a written request from a Participant who has separated or is separating from the Employer and has not yet received distribution of his benefits under the Plan, the Benefits Department shall direct the Trustee to transfer such Participant's vested interest in his accounts to the trustee or other administrative agent of another plan or trust or individual retirement account certified by the Participant as meeting the requirements for qualified plans or trusts or individual retirement accounts under the Code.  The Trustee shall make such transfer within a reasonable time following receipt of such written direction by the Benefits Department.  The Employer, Benefits Department, the Advisory Committee and the Trustee shall not be responsible for ascertaining whether the transferee plan, trust, or individual retirement account is qualified under the Code, and the written request of the Participant shall constitute a certification on the part of such Participant that the plan, trust, or individual retirement account is qualified and provides for the acceptance of such transfer.

11.12.                      ELIGIBLE ROLLOVER DISTRIBUTIONS.

(a)           GENERAL. With respect to any "eligible rollover distribution ", a "distributee" may elect to have such distribution paid directly to an "eligible retirement plan" and may specify the eligible retirement plan to which such distribution is to be paid (in such form and at such time as determined by the Benefits Department).  If such election is made, the eligible rollover distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.  Any distribution not qualifying as an eligible rollover distribution under Section 11.12(b) may not be rolled over in the manner specified in this Section 11.12.  Effective January 1, 1999, no portion of a hardship distribution attributable to a Participant’s Pre-Tax Contributions may be rolled over into an individual retirement account or another qualified plan.

(b)           DEFINITIONS.

(1)           The term "eligible rollover distribution" shall mean a distribution that would be includable in the distributee's gross income if not transferred pursuant to this Section 11.12 (as determined without regard to Code Sections 402(c) and 403(a)(4)) and that is a distribution of all or any portion of the balance to the credit of the distributee in the Plan except that such term shall not include:

(A) any distribution which is one of a series of substantially equal periodic payments made (not less frequently than annually);

(i) for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee's Beneficiary;

(ii) for a specified period of ten (10) years or more; and

(B) any distribution to the extent such distribution is required under Code Section 401(a)(9).

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)           The term "eligible retirement plan" shall mean:

(A)             an individual retirement account described in Code Section 408(a);

(B)           an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(C)           an employee's trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a) provided that such employee's trust is a defined contribution plan, the terms of which permit the acceptance of rollover distributions;

(D)           an annuity plan described in Code Section
403(b); or

(E)           an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(3)	The term "distributee" shall include an Employee and a former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's

(4)	spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of a spouse or former spouse.

11.12A                      ELIGIBLE ROLLOVER DISTRIBUTIONS MADE AFTER DECEMBER 31, 2001.

(a)           This Article applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.12A, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500, a distributee may not make the election described in the preceding sentence to rollover a portion of the eligible rollover distribution.

(b)           For purposes of this Paragraph 11.12A, the following definitions shall apply:

(1)           Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series ofsubstantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under § 401(a)(9) of the Internal Revenue Code; the portion of any other distribution(s) that is not includible in gross income; and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in § 408(a) or (b) of the Code, or to a qualified defined contribution plan described in § 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)           Eligible retirement plan: An eligible retirement plan is an eligible plan under § 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, an individual retirement account described in § 408(a) of the Code, and individual retirement annuity described in § 408(b) of the Code an annuity plan described in § 403(a) of the Code, an annuity contract described in § 403(b) of the Code, or a qualified plan described in § 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in § 414(p) of the Code.

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

For distributions made after December 31, 2007, a participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code §408A(b).

(3)           Distributee:  A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in § 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)           Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

11.12B                      Direct Rollover of Non-Spousal Distribution

(a)  For distributions after December 31, 2008, a non-spouse beneficiary who is a "designated beneficiary" under Code §401 (a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

(b)  Although a non-spouse beneficiary may roll over directly a distribution, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code §401 (a)(31) (including Code §401 (a)(31)(B), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a "60-day" rollover.

(c)           If the Participant's named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

(d)           A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary's distribution.

ARTICLE TWELVE

PLAN ADMINISTRATION

12.1.           THE ADVISORY COMMITTEE AND BENEFITS DEPARTMENT.

(a)           APPOINTMENT AND REMOVAL.  The Corporation is the plan administrator, but it delegates its duties and responsibilities as such to the Benefits Department and the Advisory Committee, to the extent and in the manner set forth herein.

(i) The Advisory Committee shall consist of not less than three (3) members (who may be directors, officers or other employees of the Employers or Participants in this Plan).  Such members shall be appointed from time to time by the President of the Corporation and shall serve at his pleasure.  Each member may be dismissed by the President or his designee at any time by notice to the members of the Advisory Committee.  A member of the Advisory Committee may resign at any time by delivering his written resignation to the President or his designee.  The members of the Advisory Committee may be appointed to succeed themselves.  The members of the Advisory Committee shall be compensated for their services to the extent determined by the President of the Corporation.

(ii) The Benefits Department is a sub-department within the Human Resources Department of U-Haul International, Inc. and the supervisors and/or managers working within the Benefits Department shall be primarily responsible for coordination of the Benefits Department’s duties and responsibilities under the Plan.

(b)           CHAIRMAN AND SECRETARY.  The members of the Advisory Committee shall elect a chairman and shall also elect a secretary who may, but need not, be one of the members of the Advisory Committee.  The secretary of the Advisory Committee or his designee shall record all acts and determinations of the Advisory Committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of the Plan or as maybe required by law.

(c)           MEETINGS AND MAJORITY ACTION OF THE ADVISORY COMMITTEE.  The Advisory Committee may adopt by-laws which, among other things provide for:  the  holding of meetings upon such notice, and at such place or places, and at such intervals as it may from time to time determine;  that majority of the members of the Advisory Committee at any time in office shall constitute a quorum for the transaction of business; all resolutions or other actions taken by the Advisory Committee shall be by vote of a majority of the Advisory Committee at a meeting of the Advisory Committee or without a meeting by an instrument in writing signed by a majority of the members of the Advisory Committee.

12.2.           POWERS OF THE ADVISORY COMMITTEE AND BENEFITS DEPARTMENT.

(a)           GENERAL POWERS.

(i)           The Advisory Committee shall have the power and discretion to perform the administrative duties assigned to it and as described in this Plan and shall have all powers necessary to enable it to properly carry out such duties.  To the extent not otherwise delegated pursuant to the Plan, the Advisory Committee shall be responsible for the general administration of the Plan.

(ii)           The Benefits Department shall have the power and discretion to perform the administrative duties assigned to it and as described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties.

(b)           BENEFIT PAYMENTS.  Except as is otherwise provided hereunder, the Benefits Department shall determine the manner and time of payment of benefits under this Plan.  All benefit disbursements by the Trustee shall be made upon the instructions of the Benefits Department.  Benefits under this Plan will be paid only if the Benefits Department, in its capacity as a Plan Administrator, decides in its discretion that the applicant for such benefits is entitled to them.

(c)           DECISIONS FINAL.  All matters to be, decided by the Advisory Committee shall be decided by the Advisory Committee in the exercise of its discretion and shall be binding and conclusive upon all persons, unless arbitrary and capricious.  All matters to be decided by the Benefits Department shall be decided by the Benefits Department in the exercise of its discretion and, unless arbitrary and capricious, shall be binding and conclusive upon all persons, unless arbitrary and capricious.

(d)           REPORTING AND DISCLOSURE.  The Benefits Department shall file all reports and forms lawfully required to be filed by the Benefits Department with any governmental agency or department, federal or state, and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state.

(e)           INVESTMENT.  The Advisory Committee shall keep itself advised with respect to the investment of the Trust Fund.  The Advisory Committee and/or Benefits Department shall have power to direct specific investments of the Trust Fund only where such power is expressly conferred by this Plan and only to the extent described in this Plan.  All other investment duties shall be the responsibility of the Trustee.

12.3.           CLAIMS.

(a)           FILING OF CLAIM.  A Participant or Beneficiary entitled to benefits need not file a written claim to receive benefits.  If an Employee, Participant, Beneficiary or any other person is dissatisfied with the determination of his benefits, eligibility, participation or any other right or interest under this Plan, such person may file a written statement setting forth the basis of the claim with the Advisory Committee in a manner prescribed by the Advisory Committee. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

(b)           NOTICE OF DECISION.  A written notice of the disposition of any such claim shall be furnished to the claimant within thirty (30) days after the claim is filed with the Advisory Committee, provided that the Advisory Committee may have an additional period to decide the claim if it advises the claimant in writing of the need for an extension and the date on which it expects to decide the claim.  The notice of disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate shall explain how the claimant can perfect the claim.

(c)           REVIEW.  If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available.  Thereafter, within ninety (90) days after receiving the written notice of the Advisory Committee's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Advisory Committee to present reasons why the claim should be allowed.  The claimant shall be entitled to be represented by counsel at the review meeting.  The claimant also may submit a written statement of his claim and the reasons for granting the claim.  Such statement may be submitted in addition to, or in lieu of, the review meeting with the Advisory Committee.  The Advisory Committee shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Advisory Committee may reasonably require.  If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Advisory Committee's disposition of the claim, the clamant shall be deemed to have accepted the Advisory Committee’s written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

(d)           DECISION FOLLOWING REVIEW.  A decision on review shall be rendered in writing by the Advisory Committee ordinarily not later than sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant.  If special circumstances require an extension of the ordinary period, the Advisory Committee shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be denied.

(e)           DECISIONS FINAL: PROCEDURES MANDATORY. To the extent permitted by law, a decision on review by the Advisory Committee shall be binding and conclusive upon all persons whomsoever.  To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person.  The Advisory Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

(f)           APPEAL BY ARBITRATION.  The following shall be effective for any claims filed on or after January 1, 2002:

(i)  if the claimant is dissatisfied with the written decision of the Advisory Committee following review, he shall have the right to request a further appeal by arbitration of the matter in accordance with the then existing rules of the American Arbitration Association, provided the claimant submits a request for binding arbitration to the Advisory Committee, in writing, within sixty (60) days of receipt of the written review decision of the Advisory Committee.

(ii)   such arbitration shall take place in state of Claimant's residence and the arbitrator or arbitrators shall be required to have expertise in employee benefit-related matters.  The arbitrator or arbitrators shall be limited in their review of the denial of a claim to the standard of review a court of competent jurisdiction would employ under the same or similar circumstances in reviewing the denial of an employee benefit claim.

(iii)   the determination in any such arbitration shall grant the prevailing party full and complete relief including the costs and expenses of arbitration (including reasonable attorneys fees). The arbitration determination shall be enforceable through any court of competent jurisdiction.

(iv)   to the extent permitted by law, the procedures specified in this section 12.3 shall be the sole and exclusive procedure available to a claimant who is otherwise adversely affected by any action of the Advisory Committee. The Advisory Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

(g)             APPEAL OF DISABILITY BENEFIT DENIAL. The following procedure shall be effective as of January 1, 2003 and shall apply only to the extent a Participant in the Plan is not also a participant in the Amerco Disability Plan.  A Participant who is also a participant in the Amerco Disability Plan shall be subject to the appeal provisions thereof:

(a)           Any claim for disability benefits shall be made to the Advisory Committee.  If the Advisory Committee denies a claim, or reduces or terminates disability benefits prior to the expiration of the fixed payment period (an “Adverse Determination”), the Advisory Committee shall provide notice to the claimant, in writing, within forty five  (45) days of receipt of the claim.

This period may be extended by the Plan for up to thirty (30) days, provided the Advisory Committee both determines it is necessary due to matters beyond the control of the Plan and notifies the claimant, in writing, prior to the expiration of the initial forty-five (45)

day period, of the circumstances requiring the extension and the date the Advisory Committee expects to render a decision.  If, prior to the expiration of the first thirty (30) day extension period, the Advisory Committee determines a decision can not be reached due to matters beyond the control of the Plan, the period for making a determination may be extended for an additional thirty (30) days provided the Advisory Committee notifies the claimant, in writing, prior to the expiration of the initial thirty (30) day extension period and the date the Advisory Committee expects to render a decision.

In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent the rendering of a decision on the claim and the additional information needed to resolve those issues.  The claimant shall be afforded at least forty five (45) days within which to provide any such information required by the Advisory Committee.  If the Advisory Committee does not notify the claimant of the denial of the claim within the period(s) specified above, then the claim shall be deemed denied.

The notice of an Adverse Determination shall be written in a manner calculated to be understood by the claimant and shall set forth:

(1)
the specific reason or reasons for the Adverse Determination, including the identity of any medical or vocation experts whose advice was obtained in connection with the Adverse Determination, regardless of whether the advice was relied upon in making the Adverse Determination;

(2)	specific references to the pertinent Plan provisions on which the Adverse Determination is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary;

(4)
an explanation of the Plan's review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act following an adverse determination on review; and

(5)
(A) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Determination, either a copy of the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Determination, will be provided to the Participant free of charge upon request; or

(B)  If the Adverse Determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(b)           Within one hundred eighty (180) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the Adverse Determination to the Claims Review Board for a full and fair review.  The claimant or his/her duly authorized representative may:

(1)           request a full and fair review of the claim and the Adverse Determination upon written notice to the Advisory Committee;

(2)           request review of pertinent documents, records; and other information relevant to the claim

(3)           submit issues, written comments, documents, records and other information relevant to the claim.

In deciding an appeal of any Adverse Determination based in whole or in part on a medical judgment, the Claims Review Board shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  Such health care professional shall not have been involved in rendering the Adverse
Determination nor the subordinate of any person involved in rendering the Adverse Determination.

(c)           A decision on the review by the Claims Review Board will be made not later than forty five (45) days after receipt of a request for review, unless special circumstances require an extension of time for processing (such as the need to hold a hearing), in which event a decision should be rendered as soon as possible, but in no event later than ninety (90) days after such receipt.  The decision of the Claims Review Board shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and shall set forth:

(1)	the specific reason or reasons for the decision;

(2)	specific references to the pertinent Plan provisions on which the decision is based;

(3)	a statement that the claimant is entitled to receive upon request, free of charge, reasonable access to and copies of, all materials and information relevant to the claim for benefits;

(4)	a statement of the plan’s voluntary arbitration procedures and the claimant’s right to bring a civil action under Section 502(a) of the Act; and

(5)
(A) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the decision, either a copy of the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the decision, will be provided to the claimant free of charge upon request; or

(B)  If the decision based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(d)  In the event a claimant is not satisfied with the results of an appeal as set forth above, in lieu of the right to bring a civil action in Federal court under ERISA Section 502(a), the claimant shall have the option to appeal the matter to voluntary binding arbitration in accordance with the employee benefit claim arbitration rules of the American Arbitration Association.  In order to take advantage of this voluntary arbitration the claimant must submit a request for voluntary arbitration to the Advisory Committee, in writing, within ninety (90) days of receipt of the written appeal decision.  Any voluntary binding arbitration proceeding shall be conducted in the claimant’s home state.

(e)  Along with the written decision of the Claims Review Board on the secondary appeal, the claimant shall be provided with sufficient information to make an informed decision about whether to submit a claim to voluntary binding arbitration.  This information shall include, but not be limited to:

(i)	a statement that the decision whether to arbitrate a claim will have no effect on rights to any other benefits under the Plan;

(ii)	notice of the right to representation;

(iii)	notice of the right to bring a civil action in federal court under ERISA Section 502(a) in lieu of voluntary binding Arbitration;

(iv)	a statement that the Plan will not assert that failure exhaust administrative remedies in any federal court action in the event you the claimant elects not to pursue voluntary binding arbitration;

(v)	the applicable arbitration rules; and

(vi)	the arbitrator selection process.

(f)  If a claimant decides to utilize the voluntary binding arbitration, the Claims Review Board shall submit to the arbitrator or arbitrators, when selected, a copy of the record upon which the appeal decision was made.  The arbitrator or arbitrators shall be limited in their review of the denial of a claim to the same standard of review a court of competent jurisdiction would employ under similar circumstances.  No fees or costs, other than the claimant’s representative’s legal and/or advisory fees, costs and disbursements shall be imposed on the claimant as part of this voluntary arbitration process.

12.4.           THE  TRUSTEE.

The Administrative Trustee shall be appointed under and shall be governed by the provisions of the Trust Agreement.

12.5.           SCOPE OF RESPONSIBILITY.

(a)           GENERAL.  The Corporation and other Employers, the Advisory Committee, the Benefits Department and the Trustees shall perform the duties respectively assigned to them under the Plan, the Trust Agreement or pursuant to the written directions of the Board, and shall not be responsible for performing duties assigned to others under the terms and provisions of the Plan or the Trust Agreement or assigned to others pursuant to the written directions of the Board.  No inference of approval or disapproval is to be made from the inaction of any party described above or the employee or agent of any of them with regard to the action of any other such party.

(b)           CONFLICTS.  No member of the Advisory Committee may act, vote or otherwise influence the Advisory Committee regarding his own eligibility, participation, status or rights under the Plan.

(c)           ADVISOR.  The Corporation, Benefits Department, Advisory Committee and Trustee shall have the authority to employ advisors, legal counsel, accountants and investment managers in connection with the administration of the Plan, and may delegate to others as permitted herein.  To the extent permitted by applicable law, the Corporation, Benefits Department, the Advisory Committee and the Trustees shall not be liable for complying with the directions of any advisors, legal counsel, accountants and investment manager, appointed pursuant to this Section.  The Corporation, Benefits Department, other Employers, the Advisory Committee and the Trustees shall not be responsible or liable for any loss resulting from the investment directions of Participants and do not guarantee the Trust Fund against investment loss or depreciation in asset value.

(d)           MULTIPLE CAPACITIES.  Persons, organizations or corporations acting in a position of any fiduciary responsibility with respect to the Plan and/or the Trust Fund may serve in more than one (1) fiduciary capacity.

(e)           ALLOCATION OF RESPONSIBILITIES.  The, Benefits Department  or the Advisory Committee from time to time may allocate to one (1) or more of the members of the Advisory Committee and may delegate to any other persons or organizations any of the rights, powers, duties and responsibilities of the Benefits Department  or the Advisory Committee, respectively, with respect to the operation and administration of the Plan, and the Benefits Department  may employ and authorize any person to whom any of its fiduciary responsibility has been delegated to employ persons to render advice with regard to any fiduciary responsibility held hereunder.

(f)           INDEMNIFICATION.  To the extent permitted by law, the Employers shall and do hereby jointly and severally indemnify and agree to hold harmless their employees, agents and members of the Advisory Committee and employees of the Benefits Department, from all loss, damage or liability, joint or several (including payment of expenses in connection with defense against any such claim) for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appoint agents, which acts, omissions or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

(g)           INSURANCE.  The Employers may obtain insurance covering themselves and others for breaches of fiduciary obligations under this Plan to the extent permitted by law, and nothing in this Plan shall restrict the right of any person to obtain such insurance for himself in connection with the performance of his duties under this Plan.  The Corporation, the Advisory Committee, the Benefits Department and the Trustee shall be the Named Fiduciaries under the Plan, and the Corporation shall be the plan administrator.

12.6.           EXPENSES.

Any brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities or other property for a Fund shall be charged to such Fund.  Any income taxes or other taxes payable with respect to a Fund shall likewise be charged to that Fund.  Any other expenses associated with the administration of the Plan or the Trust Fund shall be paid from the Trust Fund if not paid by the Corporation or an Affiliated Company.

12.7.           TRUST AGREEMENT.

The Board shall maintain a Trust Agreement pursuant to which the Administrative Trustee shall be appointed providing for the general administration of the Trust Fund in such form as the Board may deem appropriate.     The Trust Agreement shall contain such terms as the Board may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Administrative Trustee and the authority of the Board to amend the Trust Agreement, to terminate the trust and to settle the accounts of the Administrative Trustee on behalf of all persons having an interest in the Trust Fund.  The Trust Agreement shall form a part of the Plan and any and all rights and benefits which may accrue to any persons under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

ARTICLE THIRTEEN

AMENDMENT, MERGER AND TERMINATION

13.1.           AMENDMENT OF PLAN AND TRUST AGREEMENTS.

The Plan and the Trust Agreement may be amended at any time and from time to time by an instrument in writing executed pursuant to authority granted by the Board, and/or in the case of amendments required by changes in the law or those having a minimal financial impact to the Plan or Trust Agreements, by the President of the Corporation or such persons as may be authorized by the Board  No amendment shall substantially increase the duties and liabilities of the members of the Advisory Committee and Trustee  then serving without their written consent.  Any such amendment may be in whole or in part and may be prospective or retroactive; provided, however, that no amendment shall be effective to the extent it shall have the effect of reverting to the Corporation or any other Employer the whole or any part of the principal or income of the Trust Fund or of diverting any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.  No such amendment shall diminish the rights of any Participant with respect to contributions made by him prior to the date of such amendment.

13.2.           MERGER OR CONSOLIDATION.

In the event of merger or consolidation of this Plan with another stock bonus plan, employee stock ownership plan, profit sharing plan, pension plan or other plan, or a transfer of assets or liabilities of the Trust Fund to any other such fund, each Participant shall have a right to a benefit immediately after such merger, consolidation or transfer (if the Plan was then terminated) that is at least equal to, and may be greater than, the benefit to which he had a right immediately before such merger, consolidation or transfer (if the Plan was then terminated).

13.3.           DISCONTINUANCE AND TERMINATION OF PLAN.

The Board shall have the right to terminate the Plan and to direct distribution of the Trust Fund.  In the event of termination of the Plan, the Board shall have the power to terminate contributions by appropriate resolution.  A certified copy of such resolution or resolutions shall be delivered to the Advisory Committee.  In the event of termination of the Plan or discontinuance of contributions (and the Employer does not establish or maintain a successor defined contribution plan, in accordance with the provisions set forth in Treasury Regulations Section 1.401(k)-1(d)(3)), the Board may direct the Advisory Committee to instruct the Benefits Department and the Trustee to make distribution to the Participants as soon as practicable in the same manner as if their employment with the Employer had then terminated, or the Board may direct that the Plan shall be continued without any further contributions.  No distributions shall be made after termination of contributions by the Employers until a reasonable time after the Corporation has received from the United States Treasury Department a determination under the provisions of the Code as to the effect of such termination or discontinuance upon the qualification of the Plan.  In the event such determination is unfavorable, then prior to making any distributions hereunder, the Administrative Trustee and the Benefits Department shall pay any Federal or state income taxes due because of the income of the Trust Fund and shall then distribute the balance in the manner above provided.  The Corporation may, by written notice delivered to the Administrative Trustee, the Benefits Departments and the Advisory Committee, waive the Corporation's right hereunder to apply for such a determination, and if no application for determination shall have been made within sixty (60) days after the date specified in the terminating resolution or after the date of discontinuance of contributions, the Corporation shall be deemed to have waived such right.  A mere suspension of contributions by the Employers shall not be construed as discontinuance thereof.  In the event of a complete or partial termination of the Plan, or complete discontinuance of contributions under the Plan, the Account balances of each affected Participant shall be non-forfeitable to the extent funded.

13.4.           SUCCESSORS.

In case of the merger, consolidation, liquidation, dissolution or reorganization of an Employer, or the sale by an Employer of all or substantially all of its assets, provision may be made by written agreement between the Corporation and any successor corporation acquiring or receiving a substantial part of the Employer's assets, whereby the Plan will be continued by the successor.  If the Plan is to be continued by the successor, then effective as of the date of the applicable event the successor corporation shall be substituted for the Employer under the Plan.  The substitution of a successor corporation for an Employer will not in any way be considered a termination of the Plan.

ARTICLE FOURTEEN

INALIENABILITY OF BENEFITS

14.1.           NO ASSIGNMENT PERMITTED.

(a)           GENERAL PROHIBITION.  No Participant or Beneficiary, and no creditor of a Participant or Beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund.  All payments to be made to Participants or their Beneficiaries shall be made only upon their personal receipt or endorsement, except as provided in Section 11.7, and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and Beneficiaries except as allowed under section 401(a)(13) of the Code.

(b)           PERMITTED ARRANGEMENTS. This Section shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).  A Participant may also grant the Administrative Trustee a security interest in his Accounts as collateral for the repayment of a loan to the Participant pursuant to and in accordance with Section 6.5.  Additionally, this Section shall not preclude: (1) arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a Qualified Domestic Relations Order in accordance with the following provisions of this ARTICLE FOURTEEN; or (2) effective for Plan Years commencing on or after August 5, 1997, the offsetting of benefits of a Participant or Beneficiary as permitted by Code Section 401(a) (13)(C).

14.2.           QUALIFIED DOMESTIC RELATIONS ORDERS.

(a)           DEFINITIONS.  A Qualified Domestic Relations Order is any judgment, decree, or order (including an order approving a property settlement agreement) which relates to the provision of child support, alimony, or marital property rights to a spouse, child, or other dependent of a Participant and which is entered or made pursuant to the domestic relations or community property laws of any State and which creates or recognizes the right of an "alternate payee" to receive all or a portion of the benefits payable with respect to a Participant under this Plan or assigns to an "alternate payee" the right to receive all or a portion of said benefits.  For purposes of this ARTICLE FOURTEEN, an "alternate payee" is the spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having the right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

(b)           REQUIREMENTS.  In accordance with Section 414(p) of the Code, a judgment, decree or order (hereinafter collectively referred to as an "order") shall not be treated as a Qualified Domestic Relations Order unless it satisfies all of the following conditions:

(1)           The order clearly specifies the name and last known mailing address (if any) of the Participant and the name and last known mailing address of each alternate payee covered by the order, the amount or percentage of the Participant's benefits to be paid to each alternate payee or the manner in which such amount or percentage is to be determined, and the number of payments or period to which such order applies.

(2)           The order specifically indicates that it applies to this Plan.

(3)           The order does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, and it does not require the Plan to provide increased benefits (determined on the basis of actuarial value).

(4)           The order does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to qualify as a Qualified Domestic Relations Order.

(c)           Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant's death.  Such a domestic relations order is subject to the same requirements and protections that apply to QDROs.

14.3.           EARLY COMMENCEMENT OF PAYMENTS TO ALTERNATE PAYEES.

(a)           EARLY PAYMENTS.  An order requiring payment to an alternate payee before a Participant has separated from employment may qualify as a Qualified Domestic Relations Order even if it requires payment prior to the Participant's "earliest retirement age."  For purposes of this Section, "earliest retirement age" shall mean the earlier of (i) the date on which the Participant attains age fifty (50) or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.  If the Order requires payments to commence prior to a Participant's actual retirement, the amounts of the payments must be determined as if the Participant had retired on the date on which such payments are to begin under such order, but taking into account only the present account balances at that time.

(b)           ALTERNATE PAYMENT FORMS.  The order may call for the payment of benefits to an alternate payee in any form in which benefits may be paid under the Plan to the Participant, other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse.

14.4.           PROCESSING OF QUALIFIED DOMESTIC RELATIONS ORDERS.

(a)           NOTICE.  The Benefits Department shall promptly notify the Participant and any alternate payee who may be entitled to benefits pursuant to a previously received Qualified Domestic Relations Order or the receipt of any order which could qualify as a

Qualified Domestic Relations Order.  At the same time, the Benefits Department shall advise the Participant and any alternate payees (including the alternate payee designated in the order) of the provisions of this Section relating to the determination of the qualified status of such orders.

(b)           QUALIFIED NATURE OF ORDER.  Within a reasonable period of time after receipt of a copy of the order, the Benefits Department shall determine whether the order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of its determination.  The determination of the status of an order as a Qualified Domestic Relations Order shall be made in accordance with such uniform and nondiscriminatory rules and procedures as may be adopted by the Benefits Department from time to time.  If benefits are presently being paid with respect to a Participant named in an order which may qualify as a Qualified Domestic Relations Order or if benefits become payable after receipt of the order, the Benefits Department shall notify the Trustee to segregate and hold the amounts which would be payable to the alternate payee or payees designated in the order if the order is ultimately determined to be a Qualified Domestic' Relations Order.  If the Benefits Department determines that the order is a Qualified Domestic Relations Order within eighteen (18) months of receipt of the order, the Benefits Department shall instruct the Trustee to pay the segregated amounts (plus any earnings thereon) to the alternate payee specified in the Qualified Domestic Relations Order.  If within the same eighteen (18) month period the Benefits Department determines that the order is not a Qualified Domestic Relations Order or if the status of the order as a Qualified Domestic Relations Order is not resolved, the Benefits Department shall instruct the Trustee to pay the segregated amounts (plus any earnings thereon) to the person or persons who would have been entitled to such amounts if the order had not been entered.  If the Benefits Department determines that an order is a Qualified Domestic Relations Order after the close of the eighteen (18) month period mentioned above, the determination shall be applied prospectively only.  The determination of the Benefits Department as to the status of an order as a Qualified Domestic Relations Order shall be binding and conclusive on all interested parties, present and future, subject to the claims review provisions of Section 12.3.

14.5.           RESPONSIBILITY OF ALTERNATE PAYEES.

Any person claiming to be an alternate payee under a Qualified Domestic Relations Order shall be responsible for supplying the Benefits Department with a certified or otherwise authenticated copy of the order and any other information or evidence that the Benefits Department deems necessary in order to substantiate the individual's claim or the status of the order as a Qualified Domestic Relations Order.

ARTICLE FIFTEEN

GENERAL PROVISIONS

15.1.           SOURCE OF PAYMENT.

Benefits under the Plan shall be payable only out of the Trust Fund and the Corporation and other Employers shall have no legal obligation, responsibility or liability to make any direct payment of benefits under the Plan.  Neither the Corporation, any other Employer, the Advisory Committee, the Benefits Department nor the Administrative Trustee guarantee the Trust Fund against any loss or depreciation or guarantees the payment of any benefits hereunder.  No persons shall have any rights under the Plan with respect to the Trust Fund or against the Administrative Trustee, the Advisory Committee, Benefits Department, the Corporation or any Employer, except as, specifically provided for herein.

15.2.           BONDING.

The Corporation shall procure bonds for every "bondable fiduciary" in an amount not less than ten percent (10%) of the amount of funds handled and in no event less than One Thousand Dollars ($1,000.00), except the Corporation shall not be required to procure such bonds if the person is exempted from the bonding requirement by law or regulation or if the Secretary of Labor exempts the Trust from the bonding requirements.  The bonds shall conform to the requirements of the Act and regulations thereunder.  For purposes of this Section, the term "bondable fiduciary" shall mean any person who handles funds or other property of the Trust Fund.

15.3.           EXCLUSIVE BENEFIT.

Except as otherwise provided herein or in the Trust Agreement, it shall be impossible for any part of the Trust Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except that payment of taxes and administration expenses may be made from the Trust Fund as provided in the Trust Agreement.

15.4.           UNIFORM ADMINISTRATION EXERCISE OF DISCRETION.

Whenever in the administration of the Plan any action is required by the Advisory Committee, the Administrative Trustee or the Benefits Department including, but not limited to, action with respect to valuation, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Highly Compensated Employees.  All actions to be taken by the Advisory Committee, the

Benefits Department or the Administrative Trustee shall be taken in the exercise of their discretion and shall be binding and conclusive on all persons.

15.5.           NO RIGHT TO EMPLOYMENT.

Participation in the Plan or as a Beneficiary shall not give any person the right to be retained in the employ of the Corporation or any other Employer nor, upon dismissal, to have any right or interest in the Trust Fund other than as provided in the Plan.

15.6.           HEIRS AND SUCCESSORS.

All of the provisions of this Plan shall be binding upon all persons, who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

15.7.           ASSUMPTION OF QUALIFICATION.

Unless and until advised to the contrary, the Advisory Committee, the Benefits Department and the Administrative Trustee may assume that the Plan is a qualified plan under the provisions of the Code relating to such plans, and that the Trust Fund is entitled to exemption from income tax under such provisions.

15.8.           EFFECT OF AMENDMENT.

This Plan is not a new plan succeeding the Plan as constituted prior to the Effective Date, but is an amendment and restatement of the Plan as so constituted.  The amount, right to and form of any benefits under this Plan, if any, of each person who is an Employee after the Effective Date, or the persons who are claiming through such an Employee, shall be determined under this Plan.  The amount, right to and form of benefits, if any, of each person who separated from employment with the Employer prior to the Effective Date, or of persons who are claiming benefits through such a former Employee, shall be determined in accordance with the provisions of the Plan in effect on the date of termination of his employment, except as may be otherwise expressly provided under this Plan, unless he shall again become an Employee after the Effective Date.

15.9.           COMPLIANCE WITH SECTION 414(U) OF THE CODE.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994.

IN WITNESS WHEREOF, AMERCO has caused this Plan to be executed and its corporate seal to be hereunto affixed by its duly authorized officers, this 1st day of January, 2010.

AMERCO

By:_______________________________
Its:_______________________________

ATTEST:

By:_______________________________
Its:_______________________________